================================================================================

                           SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                            TELETECH HOLDINGS, INC.
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1)and 0-11.

   (1) Title of each class of securities to which transaction applies:

      _________________________________________________________________________
   (2) Aggregate number of securities to which transaction applies:

      _________________________________________________________________________
   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      _________________________________________________________________________
   (4) Proposed maximum aggregate value of transaction:

      _________________________________________________________________________
   (5) Total fee paid:

      _________________________________________________________________________
[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1) Amount Previously Paid:

      _________________________________________________________________________
   (2) Form, Schedule or Registration Statement No.:

      _________________________________________________________________________
   (3) Filing Party:

      _________________________________________________________________________
   (4) Date Filed:

      _________________________________________________________________________

================================================================================

[LOGO]
TeleTech(TM)

                            TELETECH HOLDINGS, INC.
                             9197 S. Peoria Street
                           Englewood, Colorado 80112

                               -----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

   The Annual Meeting of stockholders of TeleTech Holdings, Inc., a Delaware corporation, will be held at 9197 S. Peoria Street, Englewood, Colorado 80112 on Thursday, May 23, 2002, at 10:00 a.m., local time, for the following purposes:

    1. to elect six directors to serve until the next Annual Meeting of stockholders or until their successors are duly elected and qualified (see page 5);

    2. to approve the increase in the number of shares authorized under the Company's 1999 Stock Option and Incentive Plan (see page 19);

    3. to approve the increase in the number of shares authorized under the Company's Employee Stock Purchase Plan (see page 22);

    4. to transact such other business as may properly come before the Annual Meeting.

   The record date for the Annual Meeting is April 10, 2002. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting.

                                          By Order of the Board of Directors,

                                             /s/ James B. Kaufman
                                                      James B. Kaufman
                                                 Executive Vice President,
                                               General Counsel and Secretary

Englewood, Colorado
April 18, 2002

                            YOUR VOTE IS IMPORTANT.
       PLEASE COMPLETE, DATE, SIGN AND RETURN YOUR PROXY CARD PROMPTLY.

[LOGO]
TeleTech(TM)

                            TeleTech Holdings, Inc.
               9197 S. Peoria Street, Englewood, Colorado 80112

                               -----------------

                                PROXY STATEMENT
                        ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 23, 2002

                               -----------------

   The Board of Directors of TeleTech Holdings, Inc., a Delaware corporation ("TeleTech," the "Company," "we," "us," or "our") is soliciting proxies to be used at our Annual Meeting of stockholders to be held at 10:00 a.m. on May 23, 2002, at TeleTech Holdings, Inc.'s principal executive offices, located at 9197
S. Peoria Street, Englewood, Colorado 80112. This proxy statement and the accompanying proxy are first being mailed to stockholders on or about April 23, 2002.

Who Can Vote

   Stockholders of record at the close of business on April 10, 2002 may vote at the Annual Meeting. On April 10, 2002, we had approximately 77,107,822 issued and outstanding shares of common stock, which were held by approximately 166 record holders. If you hold shares in a stock brokerage account or by a nominee, you are considered the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by your broker or nominee, who is considered the record holder with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee on how to vote and you are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting. Your broker or nominee has enclosed a voting instruction card for you to use. You are urged to vote by proxy regardless of whether you attend the Annual Meeting.

How You Can Vote

   You can vote your shares if you are represented by proxy or present in person at the Annual Meeting. If you hold your shares through your broker in "street name," you may direct your broker or nominee to vote by proxy, but you may not vote in person at the meeting unless you first obtain from your broker or nominee a letter recognizing you as the beneficial owner of your shares. If you return a properly signed proxy card, we will vote your shares as you direct. If your proxy card does not specify how you want to vote your shares, we will vote your shares "FOR" the election of all nominees for director according to Company Proposal 1 and "FOR" Company Proposals 2, & 3.

Revocation of Proxies

   You can revoke your proxy at any time before it is voted at the Annual Meeting by any of the following three methods:

    .  by voting in person at the Annual Meeting;

    . by delivering to the Company's Secretary a written notice of revocation dated after the proxy; or

    .  by delivering another proxy dated after the previous proxy.

Required Votes

   Each share of common stock has one vote on all matters properly brought before the Annual Meeting. In order to conduct business at the Annual Meeting, a quorum of a majority of the outstanding shares of common stock must be present in person or represented by proxy. The affirmative vote of a plurality of the shares represented at the meeting, in person or by proxy, will be necessary for the election of directors. The affirmative vote of a majority of the shares represented at the meeting, in person or by proxy, will be necessary for approval of the other Company proposals

   Kenneth D. Tuchman, Chairman and Chief Executive Officer of the Company and the beneficial owner of approximately 47.8% of the issued and outstanding shares of common stock, has indicated that he intends to vote for all persons nominated by the Board of Directors for election to the Company's Board of Directors and for each Company proposal that is submitted by the Board of Directors for a vote of the stockholders.

Voting Procedures

   Votes cast by proxy at the Annual Meeting will be tabulated by an automatic system administered by the Company's transfer agent. Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Company to act as election inspectors for the Annual Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present at the Annual Meeting for purposes of determining the presence of a quorum and are tabulated separately. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders and except with respect to the election of directors, will have the same effect as negative votes. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the tabulation of votes and will have no effect. Broker non-votes are not counted for purposes of determining whether a proposal has been approved.

   Cumulative voting is not permitted in the election of directors. Consequently, you are entitled to one vote for each share of TeleTech common stock held in your name for as many persons as there are directors to be elected, and for whose election you have the right to vote.

Costs of Proxy Solicitation

   The Company will bear the costs of soliciting proxies from its stockholders. Certain directors, officers and other employees of the Company, not specially employed for this purpose, may solicit proxies, without additional remuneration therefor, by personal interview, mail, telephone or other means of communication. The Company will request brokers and other fiduciaries to forward proxy soliciting material to the beneficial owners of shares of common stock that are held of record by such brokers and fiduciaries and will reimburse such persons for their reasonable out-of-pocket expenses.

Admission to the Annual Meeting

   If you plan to attend the Annual Meeting, please mark the appropriate box on the proxy card and return the proxy card promptly. If you are a stockholder of record and arrive at the Annual Meeting without an admission ticket, you will only be admitted once we verify your share ownership at the stockholders' admission counter. If you are a beneficial owner, you will only be admitted upon presentation of evidence of your beneficial holdings, such as a bank or brokerage firm account statement.

Stockholder List

   A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose germane to the meeting, at the Annual Meeting and at the Company's principal offices located at 9197 S. Peoria Street, Englewood, Colorado 80112 during normal business hours for a period of at least 10 days prior to the Annual Meeting.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

   The following table sets forth, as of March 31, 2002, information with respect to each person who was known by TeleTech (based upon a review of schedules and reports filed with the Securities and Exchange Commission ("SEC")) to be the beneficial owner of more than 5% of TeleTech's common stock.

                                          Number of Shares    Approximate
    Name and Address of Beneficial Owner Beneficially Owned Percent of Class
    ------------------------------------ ------------------ ----------------
        Kenneth D. Tuchman..............     36,510,606(1)        47.3%
          9197 S. Peoria Street
         Englewood, Colorado 80112

--------
(1) Includes 306,895 shares held by a limited liability limited partnership in which Mr. Tuchman is the controlling general partner and 8,091 shares held by the Tuchman Family Irrevocable Trust and 426,799 shares subject to shared voting and investment power which includes (i) 100,000 shares owned by a limited liability partnership in which Mr. Tuchman and his spouse own direct or indirect controlling partnership interests; (ii) 300,000 shares owned by the Tuchman Family Foundation, established to benefit entities that have been granted exempt status under Section 501(c)(3) of the Internal Revenue Code; (iii) 16,799 shares owned by trusts of which Mr. Tuchman's spouse is the sole trustee; (iv) 10,000 shares owned by Mr. Tuchman's spouse; and (v) 420,000 shares subject to options and exercisable within 60 days. The sole beneficiaries of the trusts are various members of Mr. Tuchman's extended family; accordingly, Mr. Tuchman disclaims beneficial ownership of all shares held by the trusts. Mr. Tuchman also disclaims beneficial ownership of all shares held by the Tuchman Family Foundation and those shares held by Mr. Tuchman's spouse.

Security Ownership of Management

   The following table sets forth information concerning shares of common stock beneficially owned by each director and named executive officer of TeleTech as of March 31, 2002 and by all directors and executive officers as a group.

                                                                        Shares Subject to
                                                Total Number of Shares     Options***        Approximate
Name                                            Beneficially Owned **  (Included in Total) Percent of Class
----                                            ---------------------- ------------------- ----------------
Kenneth D. Tuchman.............................       36,083,087(1)           420,000            47.8%
Scott Thompson(2)..............................               --                   --              --
Larry Kessler(2)...............................               --                   --              --
James E. Barlett...............................           87,000               87,000               *
Rod Dammeyer...................................          143,500              120,000               *
George Heilmeier...............................          122,000(3)           119,000               *
Morton Meyerson................................          845,955              373,480             1.1%
Alan Silverman.................................          366,830(4)           204,000               *
Margot O'Dell..................................          102,500               92,500               *
Michael E. Foss................................          124,984              116,250               *
Richard S. Erickson............................          178,098              178,098               *
James B. Kaufman...............................           83,500               83,500               *
All directors and executive officers as a group
  (10 persons).................................       38,137,454            1,793,828            49.5%

--------
  * Less than 1%.
 ** Includes shares subject to acquisition through exercise of stock options within 60 days.
*** Shares subject to acquisition through exercise of stock options within 60 days.
(1) Includes 426,799 shares subject to shared voting and investment power.
(2) Messrs. Thompson and Kessler resigned from the Company in March 2001
(3) Includes 3,000 shares subject to shared voting and investment power.
(4) Includes 11,300 shares subject to shared voting and investment power.

                                  PROPOSAL 1:
                             ELECTION OF DIRECTORS

   At the Annual Meeting, six persons will be elected to the Board of Directors of the Company to hold office until the next Annual Meeting of stockholders and until their respective successors are duly elected and qualified. The Board of Directors has nominated each of the persons named below and it is the intention of the persons named in the enclosed proxy to vote FOR the election of all such nominees. Each of the nominees is currently serving as a director of the Company and has consented to being named in this Proxy Statement as a nominee and to continue to serve as a director if elected. Information concerning the six nominees proposed for election to the Board of Directors is set forth below.

   In the event any of the nominees named below becomes unable or unwilling to serve as a director, shares represented by valid proxies will be voted FOR the election of such other person as the Board of Directors may nominate, or the number of directors that constitutes the full Board may be reduced to eliminate the vacancy.

Information Concerning the Nominees for Election as Directors

   Kenneth D. Tuchman, 42, founded TeleTech's predecessor company in 1982 and has served as the Chairman of the Board of Directors since TeleTech's formation in 1994. Mr. Tuchman served as the Company's President and Chief Executive Officer from the Company's inception until the appointment of Scott Thompson as Chief Executive Officer and President in October of 1999. In March 2001, Mr. Tuchman resumed the position of Chief Executive Officer following the resignation of Mr. Thompson in March of 2001. Mr. Tuchman serves on the board of Ocean Journey and the Boy Scouts of America. Mr. Tuchman is also a member of the State of Colorado Governor's Commission on Science and Technology.

   James E. Barlett, 58, Mr. Barlett has served as a director of TeleTech since February 2000 and Vice Chairman of TeleTech since October 2001. Before joining TeleTech as Vice Chairman, Mr. Barlett served as the President and Chief Executive Officer of Galileo International, Inc. from 1994 to 2001, was elected Chairman in 1997 and served until 2001. Prior to joining Galileo, Mr. Barlett served as Executive Vice President of Worldwide Operations and Systems for MasterCard International Corporation, where he was also a member of the MasterCard International Operations Committee. Previously, Mr. Barlett was Executive Vice President of Operations for NBD Bankcorp, Vice Chairman of Cirrus, Inc., and a partner with Touche Ross and Co., currently known as Deloitte & Touche. Mr. Barlett also serves on the board of Korn/Ferry International.

   Rod Dammeyer, 61, was elected to the Board of Directors of TeleTech in September 1996. Mr. Dammeyer is the President of CAC, llc, a private company offering capital investment and management advisory services. Mr. Dammeyer recently retired from his positions as managing partner of Equity Group Investments, LLC, and Vice Chairman and board member of Anixter International Inc. Mr. Dammeyer is a director of Arris Group, Inc., GATX Corporation, Peregrine Systems, Inc. and Stericycle, Inc. Mr. Dammeyer is also a trustee of Van Kampen Investments, Inc. closed-end funds and of the University of Chicago Hospitals and Health System.

   George Heilmeier, 65, was elected to the Board of Directors of TeleTech in November 1998. Dr. Heilmeier is Chairman Emeritus of Telcordia Technologies, formerly Bell Communications Research, Inc., a provider of communications software and engineering, consulting and training services ("Bellcore"), and he served as Bellcore's President and Chief Executive Officer from 1991 to 1997 and Chairman and Chief Executive Officer from 1997 until his retirement. He was Senior Vice President and Chief Technical Officer of Texas Instruments, Inc. from 1983 to 1991. He is a member of the Defense Science Board and the National Academy of Engineering. Dr. Heilmeier also serves as a director of Compaq Computer Corporation, Automatic Data Processing Inc., INET, Inc. and TRW, Inc. He also is a trustee of the Mitre Corporation.

   Morton Meyerson, 63, has served as a director of TeleTech since March 1998. Mr. Meyerson served, from 1992 to 1997, as Chairman and Chief Executive Officer of Perot Systems Corporation, a computer and information services provider. From 1979 to 1986, he served as President and from May to December 1986, as Vice Chairman of the Board of Electronic Data Systems, a computer and information services provider. Mr. Meyerson is also the founder, Chairman and Chief Executive Officer of 2M Companies, Inc., a private investment firm. Mr. Meyerson is a director of Energy Services Company International, Inc. (ENSCO), an offshore drilling company.

   Alan Silverman, 58, has served as a director of TeleTech since January 1995. Mr. Silverman has served as a director and is General Partner of Essaness Partners, an investment holding company. Mr. Silverman is also a director of Keystone Biomedical, Inc., a company that develops, tests and licenses pharmaceutical agents and since 1985 has been a director of Video 44, a Hispanic television broadcasting joint venture. Mr. Silverman also serves as a director of various private corporations including Legal Research Network and Bodega Latina Corporation.

Recommendation of the Board of Directors

   The Board of Directors recommends that you vote "FOR" all of the nominees for election as directors.

Information Regarding the Board of Directors and Committees Thereof

   Directors are elected at each Annual Meeting of the Company's stockholders to serve for one-year terms. During 2001, the Board of Directors held four (4) regularly scheduled meetings and nine (9) special meetings and took all other actions pursuant to unanimous written consents in lieu of meetings. Each of the current directors attended at least 75% of the regularly scheduled meetings of the Board of Directors called during the time he served as a director and at least 75% of all meetings of each committee of the Board of Directors on which he served.

   The Board of Directors has standing Audit, Compensation and Nominating committees, which assist the Board in the discharge of its responsibilities. Members of each committee are elected by the Board at its first meeting following the Annual Meeting of stockholders and serve for one-year terms.

   The Audit Committee reports to the Board regarding the appointment of the independent public accountants of TeleTech, the scope and fees of the prospective annual audit and the results thereof, compliance with TeleTech's accounting and financial policies and management's procedures and policies relative to the adequacy of TeleTech's internal accounting controls. The current members of the Audit Committee are Rod Dammeyer, George Heilmeier and Alan Silverman, each of whom is independent, as defined in Rule 4200(a)(16) of the National Association of Securities Dealers' listing standards. During 2001, the Audit Committee held four (4) regularly scheduled meetings and three (3) special meetings and took all other actions pursuant to unanimous written consents in lieu of meetings. The Audit Committee has a written charter. See "Report from the Audit Committee"

   The Compensation Committee reviews performance goals and determines or approves the annual salary and bonus for each executive officer (consistent with the terms of any applicable employment agreement); reviews, approves and recommends terms and conditions for all employee benefit plans (and changes thereto); and administers the TeleTech Holdings, Inc. 1999 Stock Option and Incentive Plan; the TeleTech Holdings, Inc. Stock Plan; the TeleTech Holdings, Inc. Employee Stock Purchase Plan and such other employee benefit plans as may be adopted by TeleTech from time to time. See "Report of the Compensation Committee on Executive Compensation." The Compensation Committee also evaluates the compensation of Board Members. The current members of the Compensation Committee are Rod Dammeyer and George Heilmeier, each of whom is a non-employee director of the Company. During 2001, the Compensation Committee held four (4) regularly scheduled meetings and three (3) special meetings and took all other actions pursuant to unanimous written consents in lieu of meetings. A report from the Compensation Committee appears on page 14 of this Proxy Statement.

   The Nominating Committee nominates and evaluates the performance of Board members. The Nominating Committee will consider candidates for the Board recommended by stockholders if the names and qualifications of such candidates are submitted in writing in accordance with the notice provisions for stockholder proposals set forth under the caption "General Information--Next Annual Meeting of Stockholders" in this Proxy Statement to the Secretary of TeleTech, 9197 S. Peoria Street, Englewood, Colorado 80112. The current members of the Nominating Committee are George Heilmeier and Morton Meyerson. During 2001, the Nominating Committee held one (1) meeting.

Compensation of Directors

   Except for the Chairman of the Board, Kenneth Tuchman, who received an annual fee of $250,000 for his services as Chairman during 2001, and James Barlett who joined the Company as Vice Chairman in October 2001 who receives the compensation described below for his services as Vice Chairman, TeleTech's directors did not receive a fee for their services as such in 2001 and prior to May 2002; however, all directors are reimbursed for travel expenses incurred in attending Board and committee meetings. Prior to May 2002, each director who was neither an employee of the Company nor the beneficial owner of 5% or more of the Company's outstanding common stock received an annual grant of options to purchase 15,000 shares of common stock and each committee member received an annual grant of options to purchase 8,000 shares of common stock for each committee on which such member was appointed to serve. In February 2002, the Board of Directors approved a Board Compensation Plan whereby commencing upon their election in May 2002, each director who is neither an employee of the Company nor the beneficial owner of 5% or more of the Company's outstanding stock shall receive an annual fee of $40,000. In addition to the annual fee, each non-employee director shall receive $1,000 per Board meeting. Each director who sits on a committee shall receive $1,000 per committee meeting and each director who acts as the chairman of a committee shall receive $5,000 per year to act as a committee chairman. Directors will also receive an annual grant of options to purchase 15,000 shares of common stock. Any new directors elected to the Board will receive an initial grant of options to purchase 10,000 shares of common stock.

   The Company entered into an employment agreement in February 1998 with Morton Meyerson, a director of the Company, pursuant to which Mr. Meyerson agreed to render certain advisory and consulting services to the Company. As compensation for such services, the Company granted to Mr. Meyerson an option to purchase up to 200,000 shares of common stock with an exercise price of $9.50 per share, the closing sales price of the common stock as reported by the Nasdaq Stock Market on the date of the employment agreement. The option vests over five years and is subject to accelerated vesting if and to the extent that the closing sales price of the common stock during any 15 consecutive trading days equals or exceeds certain target levels. Under the terms of the option, the exercise price is required to be paid by delivery of shares of common stock of the Company that have a fair market value equal to the exercise price. Accordingly, Mr. Meyerson will receive no more than 200,000 shares of common stock pursuant to the option, net of shares received by the Company for exercise consideration.

   In October 2001, the Company entered into an employment agreement with Kenneth D. Tuchman to serve as Chief Executive Officer of the Company. As compensation for such services, Mr. Tuchman receives an annual salary of $250,000. Mr. Tuchman was also granted an option to purchase 420,000 shares of common stock at $6.98 per share. The option vested as to 50% on October 1, 2001 and as to 100% on December 31, 2001. In February 2002, Mr. Tuchman was granted an option to purchase 420,000 shares of common stock at $11.83 per share. The option vests as to 100% on February 25, 2003.

   In October 2001, the Company entered into an employment agreement with James Barlett, a director of the Company, to serve as Vice Chairman of the Company. As compensation for such services, Mr. Barlett receives an annual salary of $250,000 per year. Mr. Barlett was also granted an option to purchase 400,000 shares of common stock at $7.84 per share. The option vests over a period of 4 years. Mr. Barlett also received a grant of 200,000 shares of restricted common stock for which restrictions lapse as to 50% on October 15, 2003 and 100% on October 15, 2005 and a grant of 50,000 shares of restricted common stock for which restrictions lapse as to

100% on October 15, 2005. Both grants of restricted stock contain provisions which provide for the immediate lapse of all restrictions upon a change of control.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934 ("Exchange Act") requires the Company's directors, executive officers and beneficial owners of more than 10% of the outstanding common stock (collectively, "insiders") to file reports with the SEC disclosing their ownership of common stock and changes in such ownership. The rules of the SEC require insiders to provide the Company with copies of all Section 16(a) reports that the insiders file with the SEC. Based solely upon the Company's review of copies of Section 16(a) reports received by it, and written representations that no such reports were required to be filed with the SEC, the Company believes that all of its insiders complied with all Section 16(a) filing requirements applicable to them during 2001.

                            EXECUTIVE COMPENSATION

   The following table sets forth information with respect to compensation earned by Kenneth D. Tuchman, the Company's Chief Executive Officer from March 2001, and the next four most highly compensated executive officers who were serving as executive officers at the end of 2001 and two additional individuals for whom disclosure as a highly compensated executive would have been required but for the fact that they were not serving as an executive officer of the Company at the end of 2001 (collectively, the "named executive officers").

                          Summary Compensation Table

                                                Annual Compensation          Long-Term Compensation
                                              ----------------------- -------------------------------------
                                                                                   Securities   All Other
                                              Year Salary      Bonus  Other Annual Underlying  Compensation
Name and Principal Position                   ($)   ($)         ($)   Compensation Options (#)     ($)
---------------------------                   ---- -------    ------- ------------ ----------- ------------
Kenneth D. Tuchman........................... 2001 250,000        -0-    42,237(1)    420,000       --
  Chairman and Chief
  Executive Officer

Scott D. Thompson............................ 2001 483,608(2)     -0-   322,423(3)        -0-       --
  Chief Executive Officer                     2000 425,000        -0-   837,790(4)    200,000       --
  and President until March 2001              1999  73,558        -0-   255,182(4)  1,000,000       --

Larry Kessler................................ 2001 301,152(5)     -0-    14,012           -0-
  Chief Operating Officer until March 2001    2000 213,462    100,000   209,885(6)    250,000       --

Margot O'Dell................................ 2001 253,980     67,307     5,241       220,000       --
  Chief Financial Officer and                 2000  67,308     50,000        --       250,000       --
  Executive Vice President of Administration

Michael E. Foss.............................. 2001 265,461    187,846    18,395        15,000       --
  Executive Vice President--                  2000 250,000    112,000   100,058(7)     50,000       --
  Corporate Development                       1999  14,423         --        --       250,000       --

Richard S. Erickson.......................... 2001 242,962    188,000    19,693(8)     25,000       --
  President and General                       2000 235,000     70,000        --        50,000       --
  Manager--North America                      1999 200,178     50,000        --       132,464       --

James B. Kaufman............................. 2001 248,384    150,000    23,745        60,000       --
  Executive Vice President, General           2000 220,000     55,000        --        50,000       --
  Counsel and Secretary                       1999 114,077         --    53,833(9)    100,000       --

--------
(1) Includes auto allowance and executive benefits paid by TeleTech.
(2) Includes severance payment made in connection with Mr. Thompson's resignation in March 2001. (See Certain Relationships and Related Party Transactions).
(3) Includes executive benefits, life insurance, as well as advanced taxes in connection with debt forgiveness of $900,000 promissory note in 2000 (See Certain Relationships and Related Party Transactions).
(4) Includes relocation costs paid in 1999 or reimbursed by TeleTech, a country club membership and debt forgiveness in connection with a $900,000 promissory note (See Certain Relationships and Related Party Transactions).
(5) Includes severance payment made in connection with Mr. Kessler's resignation in March 2001. (See Certain Relationships and Related Party Transactions).
(6) Includes $180,000 annual performance bonus and $29,748 of commissions.
(7) Consists of relocation costs paid or reimbursed by TeleTech.
(8) Includes interest at a below market interest rate in connection with $150,000 loan (See Certain Relationships and Related Party Transactions)
(9) Includes relocation costs paid or reimbursed by TeleTech.

                             Option Grants in 2001

   The following table sets forth information with respect to options to purchase shares of the Company's common stock that were granted in fiscal 2001 to the named executive officers.

                                                                                 Potential Realizable
                                                                                   Value at Assumed
                                                                                Annual Rates of Stock
                                                                                Price Appreciation for
                                               Individual Grants                    Option Term(2)
                                 ---------------------------------------------- ----------------------
                                 Number of
                                 Securities  % of Total
                                 Underlying   Options
                                  Options    Granted to  Exercise or
                                  Granted   Employees in Base Price  Expiration     5%         10%
Name                               (#)(1)   Fiscal Year    ($/Sh)       Date        ($)        ($)
----                             ---------- ------------ ----------- ----------  ---------  ---------
Kenneth D. Tuchman..............  420,000       13.6%     $   6.98    10/01/11  1,843,667   4,672,215
Scott D. Thompson...............       --         --            --          --
Larry Kessler...................       --         --            --          --
Margot O'Dell...................   70,000                 $16.1875      2/8/11    712,616   1,805,909
                                   50,000                 $ 8.1875     3/21/11    257,454     652,438
                                  100,000        7.1%     $   6.98     10/1/11    438,968   1,112,432
Michael E. Foss.................   15,000        0.4%     $   6.99      4/9/11     65,940     167,104
Richard S. Erickson.............   25,000        0.8%     $   6.99      4/9/11    109,899     278,506
Jim Kaufman.....................   60,000        1.9%     $   6.99      4/9/11    263,758     668,416

--------
(1) These stock options become exercisable in 25% increments on the first, second, third, and fourth anniversaries of the date of grant until the expiration date 10 years from the grant date with the exception of stock options granted to Kenneth D. Tuchman which became exercisable with regard to 50% of the grant on October 1, 2001 and 100% of the grant on December 31, 2001.
(2) The potential realizable value is calculated assuming that the fair market value on the date of grant, which equals the exercise price, appreciates at the indicated annual rate (set by the SEC), compounded annually, for the 10-year term of the option.

     Aggregate Option Exercises in 2001 and Fiscal Year-End Option Values

   The following table sets forth information with respect to options exercised during 2001, and the aggregate number and value of shares underlying unexercised options held as of December 31, 2001, by each of the named executive officers.

                                                         Number of Shares
                                                            Underlying       Value of Unexercised In-
                                                      Unexercised Options as the-money Options as of
                                                       of December 31, 2001     December 31, 2001
                                   Shares                      (#)                    ($)(1)
                                  acquired    Value   ---------------------- ------------------------
                                 on exercise Realized      Exercisable/            Exercisable/
Name                                 (#)       ($)        Unexercisable           Unexercisable
----                             ----------- -------- ---------------------- ------------------------
Kenneth D. Tuchman..............       --         --  420,000          --    3,087,000            0
Scott Thompson..................       --         --       --          --           --           --
Larry Kessler...................       --         --       --          --           --           --
Margot O'Dell...................       --         --   62,500     407,500            0    1,042,125
Michael E. Foss.................       --         --  112,500     202,500      158,000      347,100
Richard S. Erickson.............   40,000    930,721  118,732     148,732      524,684      708,184
James B. Kaufman................       --         --   56,500     153,500      250,270      790,630

--------
(1) The value of each option is based on $14.33, the last reported sales price of the common stock as reported on the Nasdaq Stock Market on December 31, 2001, less the exercise price payable for such shares.

Employment Agreements

   Agreement with Kenneth D. Tuchman. The Company entered into an employment agreement with Kenneth D. Tuchman, the Company's Chief Executive Officer, effective October 1, 2001. Pursuant to his employment agreement, Mr. Tuchman is entitled to receive an annual base salary of $250,000.

   Agreement with Margot O'Dell. The Company entered into an employment agreement with Margot O'Dell, the Company's Chief Financial Officer and Executive Vice President of Administration, effective February 8, 2001. Pursuant to her employment agreement, Ms. O'Dell is entitled to receive an annual base salary of $250,000 with an annual bonus targeted at 100% of her base salary.

   Agreement with Michael E. Foss. The Company entered into an employment agreement with Michael E. Foss effective October 1, 2001 whereby Mr. Foss is entitled to receive a base salary of $265,000 with an annual bonus targeted at 100% of his base salary.

   Agreement with Richard S. Erickson. The Company entered into an employment agreement with Richard S. Erickson effective May 15, 2001 whereby Mr. Erickson is entitled to receive an annual base salary of $245,000, with an annual bonus targeted at 100% of his base salary Mr. Erickson also has certain debt obligations to the Company (See Certain Relationships and Related Party Transactions).

   Agreement with James B. Kaufman. The Company entered into an employment agreement with James B. Kaufman effective May 15, 2001 whereby Mr. Kaufman is entitled to receive an annual base salary of $250,000 with an annual bonus targeted at 60% of his base salary.

   Agreement with Scott D. Thompson. The Company entered into an employment agreement with Scott Thompson, the Company's former Chief Executive Officer and President, effective October 2, 1999. Pursuant to his employment agreement, Mr. Thompson was entitled to receive an annual base salary of $425,000 and an annual bonus targeted between 80% and 150% of his base salary to be determined upon meeting certain performance criteria. Mr. Thompson resigned in March of 2001. In connection with his resignation, Mr. Thompson entered into a Separation and Mutual General Release Agreement with the Company whereby Mr. Thompson continued to receive his salary for a period of nine months and the Company will forgive certain debt obligations, subject to certain conditions. (See Certain Relationships and Related Party Transactions).

   Agreement with Larry Kessler. The Company entered into an employment letter with Larry Kessler, the Company's former Chief Operating Officer whereby Mr. Kessler was entitled to receive a base salary of $300,000. Mr. Kessler resigned in March 2001. In connection with his resignation, Mr. Kessler entered into a Separation and Mutual General Release Agreement with the Company whereby Mr. Kessler received $300,000 over twelve months (See Certain Relationships and Related Party Transactions).

Executive Change of Control and Termination Arrangements

   The Company's standard option agreement for employees who are employed at the director level or higher contains, with respect to options granted during the latter half of 2000 through December 31, 2001, a provision whereby the vesting of such stock options (which typically have a 4 year vesting period) would accelerate by a period of 2 years immediately upon the occurrence of a change of control. For stock options granted after December 31, 2001, the provision whereby vesting of such options would accelerate by a period of two years upon the occurrence of a change of control is only applicable to those employees who are employed at the vice president level or higher. In addition, certain executives recently resigned from the Company and entered into Separation and Mutual General Release Agreements (see Certain Relationships and Related Party Transactions).

Certain Relationships and Related Party Transactions

   The Company has entered into agreements pursuant to which Avion, LLC ("Avion") and AirMax, LLC ("AirMax") provide certain aviation flight services to and as requested by the Company. Such services include the use of an aircraft and flight crew. Kenneth D. Tuchman, Chief Executive Officer and Chairman of the Board of the Company, has a direct beneficial ownership interest equal to 100% in Avion. During 2001, the Company paid an aggregate of $712,000 to Avion for services provided to the Company. Mr. Tuchman also purchases services from AirMax and from time to time provides short-term loans to AirMax. During 2001, the Company paid to AirMax an aggregate of $543,000, for services provided to the Company. The Audit Committee of the Board of Directors reviews those transactions quarterly and has determined that the fees charged by Avion and Airmax are at fair market value.

   During the fourth quarter of 2000, the Company and its enhansiv subsidiary executed a transaction pursuant to which all the common stock of enhansiv was sold to a group of investors. One of the EHI investors was Kenneth D. Tuchman, the Company's Chairman and Chief Executive Officer, who acquired 14.4 million shares of EHI common stock for $3.0 million, representing 42.9% of EHI in the initial transaction. Subsequent to the initial sale of common stock, EHI sold
9.6 million shares to Mr. Tuchman for $2.0 million, giving him an additional 12.1% interest in EHI. Upon Mr. Tuchman's second investment, he entered into a confirmation joinder and amendment agreement which states that for as long as Mr. Tuchman owns 50% of EHI's common stock, all action requiring stockholder approval shall require approval of holders of at least 66 2/3% of EHI common stock. The interests in enhansiv were sold to Mr. Tuchman on the same basis as other investors as negotiated by and based upon an arms-length transaction between the parties.

   During 2001, the Company utilized the services of Korn Ferry International ("KFI") for two executive search projects. James Barlett, Vice Chairman and a director of the Company is a director of KFI. During 2001, the Company paid $305,331 to KFI for executive search services.

   During 2001, the Company purchased cable and wiring materials from Anixter International, Inc. Rod Dammeyer, a director of the Company, served as Vice Chairman until December 2000 and a director for Anixter International, Inc. until February 2001. The Company paid $77,000 to Anixter International, Inc. in 2001.

   On March 31, 2001, the Company and Mr. Thompson, the former Chief Executive Officer and President of the Company, entered into a Separation and Mutual General Release Agreement whereby (i) Mr. Thompson resigned, (ii) the Company agreed to continue paying Mr. Thompson's salary for nine months, (iii)
Mr. Thompson agreed to pay the Company $18,000, and (iv) subject to Mr. Thompson's compliance with the terms of his non-disclosure and non-compete agreement, the Company agreed to cancel and forgive, effective September 12, 2002, Mr. Thompson's indebtedness to the Company related to (a) that certain promissory note dated January 15, 2001 in the original principal amount of $500,000, and (b) the tax liability, of approximately $300,000, paid by the Company as a result of the Company's forgiveness of amounts owed pursuant to that certain promissory note dated October 18, 1999 in the original principal amount of $900,000. The loans to Mr. Thompson were evidenced by a promissory note dated January 15, 2001 in the original principal sum of $500,000 together with interest on the unpaid balance accruing at a rate of 8% per annum and a promissory note dated October 18, 1999 in the original principal sum of $900,000 together with interest on the unpaid balance accruing at a rate of 6% per annum. Interest on the $900,000 loan was forgiven on a month to month basis. The loans evidenced by such promissory notes were for the personal use of the employee. The largest aggregate amount outstanding during the period since inception of the notes was $951,928.00.

   On March 12, 2001, the Company and Mr. Kessler, the former Chief Operating Officer of the Company, entered into a Separation and Mutual General Release Agreement whereby Mr. Kessler resigned and the Company agreed to pay Mr. Kessler $300,000 over twelve months.

   On November 28, 2000, Mr. Erickson, the President and General Manager, North America, executed a promissory note for the benefit of TeleTech in the original principal sum of $150,000 together with interest on the unpaid balance at a rate of 6% per annum. The loan evidenced by the promissory note was secured by proceeds from sales by Mr. Erickson of shares of common stock issued to him upon his exercise of TeleTech stock options. Mr. Erickson satisfied his obligations and the note was cancelled in November 2001. On March 28, 2001, Mr. Erickson executed a promissory note for the benefit of TeleTech in the original principal amount of $850,000 together with interest on the unpaid balance at a rate of 8% per annum. The loan evidenced by the promissory note is secured by a first priority lien and security interest in all bonus payments payable to Mr. Erickson, all proceeds from the exercise of stock options granted to Mr. Erickson, and any severance compensation payable to Mr. Erickson. The loans evidenced by such promissory notes were for the personal use of the employee. The largest aggregate amount outstanding during the period since inception of the loans is $850,000.00.

Compensation Committee Interlocks and Insider Participation

   During 2001, James Barlett, Rod Dammeyer and George Heilmeier served on our Compensation Committee of the Board of Directors. In October 2001, upon assuming the position as Vice Chairman of the Company, Mr. Barlett no longer qualified as a non-employee director as defined in Section 16 of the Securities and Exchange Act of 1934, as amended, and resigned from the Compensation Committee. Immediately following Mr. Barlett's resignation, Dr. Heilmeier was elected to the Compensation Committee. There were no Compensation Committee interlocks during 2001.

   TeleTech believes that all transactions disclosed above have been, and TeleTech's Board of Directors intends that any future transactions with its officers, directors, affiliates or principal stockholders will be, on terms that are no less favorable to TeleTech than those that are obtainable in arm's length transactions with unaffiliated third parties.

   Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 ("Securities Act") or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the report presented below and the performance graph following the report shall not be incorporated by reference into any such filings.

                          REPORT OF THE COMPENSATION
                      COMMITTEE ON EXECUTIVE COMPENSATION

   The Compensation Committee of the Company's Board of Directors (the "Compensation Committee") approves and oversees the Company's compensation policy, approves salaries and annual bonuses for executive officers of the Company, including the named executive officers, and administers the Company's stock option plans and stock purchase plan. In fulfilling its responsibilities, the Compensation Committee receives significant input from the Company's Chief Executive Officer and other members of senior management. The Compensation Committee is composed of non-employee directors.

Compensation Policy

   Components of Compensation. The Company's compensation policy for executive management is designed to recruit, motivate and retain highly qualified individuals by (i) rewarding individual achievement, (ii) enabling individuals to share in the risks and rewards of the Company's overall performance and
(iii) paying compensation that is competitive with industry compensation levels. The key components of the Company's current compensation policy, which is designed to balance short-term and long-term considerations, are competitive salaries, annual cash performance bonuses and long-term equity incentives. In February 2001, the Compensation Committee approved a Short Term Incentive Plan ("STIP") based on certain metrics including revenue growth, operating margin, capital expenditure, earnings per share and cash flow to determine the specific amount of bonus compensation payable to any member of management. The Compensation Committee also determined that all members of management should undergo an annual performance review.

   Annual Option Grant Program. The Company has implemented an annual option grant program pursuant to which the Company grants stock options to certain members of management. Awards are granted on a discretionary basis based upon performance evaluations of eligible employees. The Company believes that the annual option grant program is in the best interests of the Company because (i) the equity-based awards, which will vest over a four-year period after grant, will provide the recipients with an incentive to remain in the Company's employ and (ii) broader stock ownership among management level employees will more closely align their interests with the interests of the Company's stockholders.

2001 Compensation

   Annual Salaries. The Chief Executive Officer of the Company, has authority to hire all members of executive management of the Company, subject to the Compensation Committee's approval of the compensation to be paid to such executives. Subject to the approval of the Compensation Committee, the CEO also determines the compensation payable to persons offered executive level employment with the Company and annual salary increases for members of the Company's executive management. The Board, at the recommendation of the Compensation Committee, determines adjustments to the CEO's compensation. In determining and approving the amount of compensation for executive management, the CEO and the Compensation Committee consider factors such as the executive's contribution to the Company's overall operating effectiveness, strategic success and profitability; the executive's role in developing and maintaining key client relationships; the level of responsibility, scope and complexity of such executive's position relative to other executive management; and the executive's leadership growth and management development over the past year. The salaries of the Company's named executive officers, which are listed in the Summary Compensation Table located elsewhere in this proxy statement, are governed primarily by written employment agreements with the Company.

   Performance Bonuses. In February 2001, the Compensation Committee adopted the STIP and implemented annual performance reviews for all of executive management. Pursuant to the STIP, cash performance bonuses for executives are determined and approved annually by the Compensation Committee based on specific metrics relative to the Company's overall performance including revenue growth, operating margin, capital expenditure, earnings per share and cash flow.

   Long-Term Incentives. Stock-based compensation is also an important element of the Company's compensation policy. Stock options are generally offered to induce an executive to accept employment with the Company and then on an annual basis to retain and motivate the management team. The Compensation Committee believes that stock options, which vest over time and are subject to forfeiture, align the interests of executive management with the interests of the Company's stockholders. The Compensation Committee also believes that substantial equity ownership by individuals in leadership positions within the Company ensure that such individuals will remain focused on building stockholder value. An executive officer level committee, consisting of the Company's Chief Executive Officer, the Company's Chief Financial Officer and the Company's General Counsel has the authority to administer the Company's stock option plans with respect to option grants of not more than 100,000 options to employees who are not executive officers. Any stock option grants in excess of 100,000 or to an executive officer must be approved by the Compensation Committee.

   Compensation of the Chief Executive Officer.  The compensation paid to Scott
D. Thompson, the Company's Chief Executive Officer and President until he resigned in March 2001, was governed by his employment agreement. Pursuant to his employment agreement, Mr. Thompson was entitled to receive an annual base salary of $425,000. Mr. Thompson's employment agreement also provided for the grant of 1,000,000 stock options and a $900,000 loan, which was forgiven after Mr. Thompson had been employed as the Chief Executive Officer of the Company for one year from the date of his employment agreement (see Certain Relationships and Related Party Transactions). As indicated in "Certain Relationships and Related Party Transactions," Mr. Thompson resigned from the Company in March 2001. The Company's Compensation Committee has considered and approved an annual base salary of $250,000 for the Company's CEO, Kenneth Tuchman. During 2001, Mr. Tuchman resumed the role of CEO on a permanent basis and in October 2001, Mr. Tuchman entered into an employment agreement with the Company which provides for an annual base salary of $250,000.

   Limitations on the Deductibility of Compensation. Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and applicable Treasury regulations, no tax deduction is allowed for annual compensation in excess of $1 million paid to the five most highly compensated executive officers. Performance-based compensation that has been disclosed to and approved by stockholders, by a majority of the vote in a separate stockholder vote before the payment of such compensation, is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the board committee that establishes such goals consists only of "outside directors" as defined for purposes of Section 162(m). All of the members of the Compensation Committee qualify as "outside directors." The Compensation Committee intends to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) so long as doing so is compatible with its determinations as to the most appropriate methods and approaches for the design and delivery of compensation to executive officers of the Company.

                                          SUBMITTED BY THE COMPENSATION
                                          COMMITTEE OF THE BOARD OF DIRECTORS

Rod Dammeyer, Chairman
George Heilmeier

                        REPORT FROM THE AUDIT COMMITTEE

   Management is responsible for the Company's financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. We are not employees of the Company and we may not be, and we may not represent ourselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, we have relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company's financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent auditors do not assure that the Company's financial statements are presented in accordance with generally accepted accounting principles, that the audit of our Company's financial statements has been carried out in accordance with generally accepted auditing standards or that our Company's independent auditors are in fact "independent."

   We perform the following functions:

    . provide an open avenue of communication among the Company's independent auditor, the Company's director of internal auditing and the Board of Directors.

    . oversee the adequacy of the Company's internal controls and financial reporting process and the reliability of the Company's financial statements.

    . confirm and assure the independence of the Company's independent auditors and the objectives of the Company's director of internal auditing.

   We meet with management periodically to consider the adequacy of the Company's internal controls and the objectivity of its financial reporting. We discuss these matters with the Company's independent auditors and with appropriate Company financial personnel, including the Company's director of internal auditing.

   We also recommend to the Board the appointment of the independent auditors and review periodically their performance and independence from management.

   The Directors who serve on the committee are all "Independent" for purposes of the National Association of Securities Dealers standards. That is, the Board of Directors has determined that none of us has a relationship with TeleTech that may interfere with our independence from TeleTech and its management.

   The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached as Appendix A to our Proxy Statement used in connection with our 2001 Annual Stockholders Meeting.

   Management has primary responsibility for the Company's financial statements and the overall reporting process, including the Company's system of internal controls.

   The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles and discuss with us any issues they believe should be raised with us.

   This year, we reviewed the Company's financial statements and met with both management and Arthur Andersen LLP, the Company's independent auditors, to discuss those financial statements. Management has represented to us that the financial statements were prepared in accordance with generally accepted accounting principles.

   We have received from and discussed with Arthur Andersen LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm's independence from the Company. We also discussed with Arthur Andersen LLP any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

   For the year ended December 31, 2001, we incurred fees for services from Arthur Andersen LLP as discussed below.

    . Audit Fees. The aggregate fees billed for professional services rendered by Arthur Andersen LLP for the audit of our annual financial statements and the review of the financial statements included in our Forms 10-Q for the year ended December 31, 2001 were approximately $329,000.

    . All Other Fees. The aggregate fees billed for all other services rendered by Arthur Andersen LLP for the year ended December 31, 2001 were approximately $1,410,000 including audit-related fees of $416,000 and other fees of $994,000. Audit-related fees include statutory audits of subsidiaries, benefit plan audits, various attest services under professional standards, assistance with registration statements and consents. Other fees were primarily for tax services. There were no financial information systems design and implementation fees.

   The Audit Committee has considered whether the independent auditors' provision of other non-audit services to the Company is compatible with the auditors' independence and determined that it is compatible.

   Based on these reviews and discussions, we recommended to the Board that the Company's audited financial statements be included in the company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

                                          Rod Dammeyer (Chairman)
                                          George Heilmeier
                                          Alan Silverman

                               PERFORMANCE GRAPH

   The graph below compares the cumulative total stockholder return on the Company's common stock since consummation of the Company's initial public offering in August 1996 with the cumulative total return of the Nasdaq Stock Market (U.S.) Index; the Russell 2000 Index; and a customized peer group (the "Peer Group"). The performance graph shows the return of $100 invested in the Company's common stock, the Nasdaq Stock Market (U.S.) Index, the Russell 2000 Index, and the Peer Group on August 1, 1996. The New Peer Group is composed of APAC Customer Services, Convergys Corporation, SITEL Corporation, Sykes Enterprises Incorporated, West Corporation, Electronic Data Systems and RMH Teleservices. Stock price performance shown on the graph below is not necessarily indicative of future price performance.

                COMPARISON OF 53 MONTH CUMULATIVE TOTAL RETURN*
                        AMONG TELETECH HOLDINGS, INC.,
                     THE NASDAQ STOCK MARKET (U.S.) INDEX,
                    THE RUSSELL 2000 INDEX AND A PEER GROUP

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                        AMONG TELETECH HOLDINGS, INC.,
         THE NASDAQ STOCK MARKET (U.S.) INDEX, THE RUSSELL 2000 INDEX
                    A NEW PEER GROUP AND AN OLD PEER GROUP

                                    [CHART]


             TELETECH
       HOLDINGS, INC.
12/96          100.00
12/97           43.75
12/98           39.42
12/99          129.63
12/00           70.67
12/01           55.12

         NASDAQ STOCK
        MARKET (U.S.)
12/96          100.00
12/97          122.48
12/98          172.68
12/99          320.89
12/00          193.01
12/01          153.15

         RUSSELL 2000
12/96          100.00
12/97          122.36
12/98          119.25
12/99          144.60
12/00          140.23
12/01          143.71

             NEW PEER
                GROUP
12/96          100.00
12/97           50.29
12/98           41.39
12/99           65.89
12/00           64.48
12/01           55.47

             OLD PEER
                GROUP
12/96          100.00
12/97           93.66
12/98          104.28
12/99          146.11
12/00          131.78
12/01          146.73

                                  PROPOSAL 2:
                           APPROVAL OF AMENDMENTS TO
                          THE TELETECH HOLDINGS, INC.
                     1999 STOCK OPTION AND INCENTIVE PLAN

   Stockholders are being asked to consider and approve this proposal to amend the 1999 Plan to (i) increase the number of shares that may be granted under the 1999 Plan by 4 million shares to a total of 14 million shares. The Board of Directors has approved these amendments to the 1999 Plan (as amended and restated, the "Amended 1999 Plan") and believes that the amendments are in the best interests of the Company and its stockholders.

   The following summary describes the Amended 1999 Plan, but is qualified in its entirety by reference to the Amended 1999 Plan which is attached as Appendix B to this Proxy Statement.

Purpose

   The Amended 1999 Plan enables the Company to (i) attract and retain high quality directors, officers, employees and potential employees, consultants and independent contractors of the Company or any of its subsidiaries, (ii) motivate such persons to promote the long-term success of the business of the Company and its subsidiaries and (iii) induce employees of companies that are acquired by TeleTech to accept employment with TeleTech following such acquisition.

Types of Awards

   The following types of awards may be made under the Amended 1999 Plan: (i) incentive stock options ("ISOs") within the meaning of Section 422 of the Code,
(ii) stock options that are not intended to qualify under Section 422 of the Code ("NSOs" and together with ISOs, "Options") and (iii) shares of restricted common stock ("Restricted Stock"). The Amended 1999 Plan also authorizes the award of phantom stock and stock appreciation rights ("SARs").

Shares Available

   Not more than 14 million shares of common stock may be issued pursuant to awards granted under the Amended 1999 Plan. No participant in the Amended 1999 Plan may be granted awards in any calendar year in excess of 300,000 shares of common stock. Common stock issued under the Amended 1999 Plan may be authorized but unissued shares of common stock, or shares that have been reacquired by the Company and held in treasury. Upon the expiration or termination of options or other awards granted under the Amended 1999 Plan, the shares of common stock that were subject to such awards will be available for awards subsequently granted under the Amended 1999 Plan.

Eligible Individuals

   Awards under the Amended 1999 Plan may be granted to officers, employees, non-employee directors, independent contractors or consultants of the Company or any subsidiary, and to persons who, at the time an award is granted, are not yet employees of the Company or any subsidiary but to whom an offer of employment has been extended. Approximately 24,325 employees are eligible to participate in the Amended 1999 Plan. The number of employees includes six (6) Officers as defined in Rule 16(b)-3 and two (2) Directors who are employed by the Company. There are also four (4) Non-Employee Directors who are eligible to participate.

Director Grants

   Each director elected at the annual meeting who is neither an employee of the Company nor the beneficial owner of more than 5% of the Company's common stock, will receive an annual grant of Options to purchase

15,000 shares of common stock. Director grants will vest immediately. Any shares exercised within one year of the date of grant shall be exercised into shares of restricted stock for which restrictions shall lapse after a period of one (1) year from the date of grant.

Administration of the 1999 Plan

   The Amended 1999 Plan is administered by the Compensation Committee. Each member of the Compensation Committee qualifies as an outside director and a non-employee director as defined by Section 162(m) of the Code and the Exchange Act to the extent such qualification is deemed necessary for the grant of awards under the Amended 1999 Plan to qualify for favorable tax or securities treatment under applicable law. The members of the Compensation Committee are appointed by the Board of Directors and currently consist of Rod Dammeyer and George Heilmeier. Subject to the express provisions of the Amended 1999 Plan, the Compensation Committee has sole discretion to select, from time to time,
(i) which individuals are eligible to participate in the Amended 1999 Plan,
(ii) those eligible individuals who will receive awards under the Amended 1999 Plan and (iii) the form and vesting schedule of awards and the number of shares, exercise price, manner of payment and expiration date applicable to each award. The Compensation Committee also has authority to construe and interpret the Amended 1999 Plan and to establish, amend and rescind rules and regulations relating to the Amended 1999 Plan.

Terms and Conditions of Awards

   The exercise price for each award under the Amended 1999 Plan will be determined by the Compensation Committee at the time the award is granted and will be specified in an option or other applicable agreement. The exercise price of an ISO may not be less than the fair market value of the common stock on the date the ISO is granted; however, the exercise price of an NSO may be less than, equal to or greater than the fair market value of the common stock on the date the NSO is granted. "Fair market value" under the Amended 1999 Plan is determined by the Compensation Committee, in good faith, taking into account the price of the common stock as reported on the Nasdaq Stock Market. The exercise price of Options granted under the Amended 1999 Plan will be payable in cash, by the participant's delivery to the Company of shares of common stock that have a fair market value equal to the aggregate exercise price, pursuant to a cashless exercise arrangement with a broker or in such other form of consideration as the Compensation Committee may approve. Stock option agreements for employees who are vice president level or above contain an accelerated vesting provision in the event of a change of control.

   Unless otherwise determined by the Compensation Committee, awards under the Amended 1999 Plan will be (i) exercisable for 10 years after the date of grant, and (ii) terminate on the earliest of (a) the participant's termination of employment with the Company for "cause," (b) 90 days after the participant's termination of employment with the Company for any other reason, other than death and (c) six months following the participant's death. Unless otherwise permitted by the Compensation Committee in its discretion, Options, SARs and phantom stock granted under the Amended 1999 Plan will be transferable only by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined in Section 414(p) of the Code.

Certain Federal Income Tax Consequences

   Following is a brief summary of the principal federal income tax consequences of awards under the Amended 1999 Plan. This summary is not an exhaustive description and does not describe all applicable federal, state or local tax laws. Each recipient of an award under the Amended 1999 Plan is encouraged to consult with a qualified tax advisor regarding the tax consequences of a particular grant.

   Incentive Stock Options. Recipients of ISOs granted under the Amended 1999 Plan are not subject to federal income tax at the time of either the grant or the exercise of an ISO. In the year in which an ISO is exercised, however, the amount by which the fair market value of the shares of common stock received upon the exercise of an ISO exceeds the exercise price will constitute an adjustment to the optionholder's income in computing alternative minimum taxable income. Such adjustment could result in the imposition of, or increase the amount of, the optionholder's "alternative minimum tax" under the Code. If an optionholder does not dispose of such shares of common stock within two years after the ISO was granted, or one year after the ISO was exercised, whichever is later (any such disposition, a "disqualifying event"), then any gain or loss recognized upon such disposition generally will be treated as long-term capital gain or loss. In such event, the Company will not receive a tax deduction on either the exercise of the ISO or on the sale of the underlying common stock.

   If an optionholder makes a "disqualifying disposition," the optionholder will realize ordinary income in an amount equal to the lesser of (i) the fair market value of the common stock underlying an ISO on the date the ISO is exercised minus the exercise price or (ii) the sales price received by the optionholder on the disposition of the common stock underlying ISO minus the exercise price. In such event, the Company will be entitled to a deduction in an amount equal to the ordinary income realized by the optionholder. If a sale is a disqualifying disposition, the optionholder also may realize short-term or long-term capital gain or loss, if such shares constitute capital assets in an optionholder's hands. The gain or loss will be measured by the difference between the fair market value of the shares on the date of exercise of the ISO and the sales price of the shares.

   Non-Qualified Stock Options. No income is realized by an optionholder upon the grant of an NSO. Upon the exercise of an NSO, however, the amount by which the fair market value of the common stock on the date of exercise exceeds the exercise price will be taxed as ordinary income to an optionholder and the Company will be entitled to a deduction in an equal amount. Such amount will not be an adjustment to income in computing alternative minimum taxable income. Upon subsequent sales of the common stock underlying an NSO, an option holder may realize short-term or long-term capital gain or loss, depending upon the holding period of the shares, if such shares constitute capital assets in an option holder's hands. The gain or loss will be measured by the difference between the sales price and the tax basis of the shares sold. The tax basis for this purpose will be the sum of the exercise price and the amount of ordinary income realized by the option holder as a result of such exercise.

   Other Awards. No income is realized by a holder of a SAR or phantom stock at the time the SAR or phantom stock is granted; however, upon exercise, the amount of cash or the fair market value of the shares of common stock received will be taxable as ordinary income to the holder thereof and the Company will be entitled to a deduction in an equal amount.

   Section 162(m). Section 162(m) of the Code limits the deductibility (under certain circumstances) of compensation that exceeds $1,000,000 annually that is paid by the Company to its five most highly compensated officers determined at the end of the Company's taxable year. Section 162(m) and the proposed regulations thereunder provide certain exclusions from the amounts included in the $1,000,000 limitation, including compensation that is "qualified performance-based compensation" within the meaning of the proposed regulations. The Amended 1999 Plan generally is intended to satisfy the requirements set forth in the proposed regulations with respect to "qualified performance-based compensation" with respect to Options that are exercisable at an exercise price of not less than 100% of the fair market value of a share of common stock on the date of grant. However, if an option is exercisable at a price less than 100% of the price of a share of common stock on the date of grant, such option will not constitute "qualified performance-based compensation."

   Miscellaneous. The 1999 Plan is not qualified under Section 401 of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Recommendation of the Board of Directors

   The Board of Directors recommends that you vote "FOR" Proposal 2.

                                  PROPOSAL 3:
                           APPROVAL OF AMENDMENTS TO
                          THE TELETECH HOLDINGS, INC.
                         EMPLOYEE STOCK PURCHASE PLAN

   Stockholders are being asked to consider and approve this proposal to amend and restate the Company's ESPP (as amended and restated, the "Amended ESPP") to increase the number of shares subject to the Amended ESPP from 600,000 to a total of 1,000,000 shares. The Board of Directors has adopted the Amended ESPP, subject to stockholder approval, and the Amended ESPP will become effective when stockholder approval is obtained. The material terms of the Amended ESPP are summarized below and are qualified in their entirety by the terms of the Amended ESPP, which is included as Appendix C to this Proxy Statement.

General

   The Amended ESPP is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. A total of 1,000,000 shares of common stock are being reserved for issuance under the Amended ESPP. Because benefits under the Amended ESPP will vary depending on participants' elections and the fair market value of the common stock at various future dates, it is not possible to determine exactly what benefits might be received by the Company's employees following the adoption of the Amended ESPP.

Purpose

   The purpose of the Amended ESPP is to provide a means for employees to share in the ownership of the Company through payroll deductions, and to provide an incentive for continued employment. The Amended ESPP enables employees to buy small amounts of common stock without incurring transaction costs and gives them the additional advantage of dollar cost averaging in their purchases of common stock. Increased loyalty, productivity, and stockholder value often result from employee stock ownership.

Administration

   The Amended ESPP is administered by the Compensation Committee of the Board of Directors.

Eligibility

   All employees of the Company and its subsidiaries are eligible to participate in the Amended ESPP except (i) employees who have not worked for the Company for at least three months; (ii) five percent or greater stockholders of the Company; (iii) employees who do not work more than 20 hours per week; and (iv) employees who do not work more than five months per year. Approximately 17,700 employees are eligible to participate in the ESPP. The number of employees includes six (6) Officers as defined in Rule 16(b)-3 and one (1) Director who is employed by the Company.

Grant of Purchase Rights

   Eligible employees may participate by executing and submitting a subscription agreement authorizing specific regular payroll deductions of not less than $50 per month and not more than 15% of the employee's compensation. All eligible employees have the same rights and privileges with respect to the purchase of shares under the Amended ESPP. In no event, however, may an employee be allowed to contribute in excess of $25,000 in any one calendar year to purchase stock.

Offering Periods

   The offering periods are semi-annual, with the first period beginning on October 16 and ending on April 15 and the second period beginning on April 16 and ending on October 15.

Purchase Price

   The purchase price per share of each purchase right granted under the Amended ESPP shall be the lesser of the fair market value of a share of common stock on the first or last day of each offering period, less 15%.

Federal Income Tax Considerations

   The following is a general summary as of the date of this proxy statement of the U.S. federal income tax considerations associated with the purchase of shares of common stock under the Amended ESPP. The U.S. federal tax laws may change and the U.S. federal, state, and local tax consequences for any participating employee will depend upon his or her individual circumstances. Each participating employee is encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the Amended ESPP.

   General. The Amended ESPP is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code.

   Tax Treatment of the Employee. Participating employees will not recognize income for U.S. federal income tax purposes either upon enrollment in the Amended ESPP or upon the purchase of shares of common stock under the Amended ESPP. All tax consequences are deferred until a participating employee sells the shares, disposes of shares by gift, or dies. Payroll deductions used to purchase shares of common stock, however, remain fully taxable as ordinary income at the time the deduction is taken, and there is no deferral of the ordinary income tax assessed on these amounts.

   If shares are held for more than one year after the date of purchase and more than two years from the beginning of the applicable purchase period or if the employee dies while owning the shares, the employee realizes ordinary income on a sale (or a disposition by way of gift or upon death) to the extent of the lesser of: (i) 15% of the fair market value of the shares at the beginning of the purchase period, or (ii) the actual gain (the amount by which the market value of the shares on the date of sale, gift or death exceeds the purchase price). All additional gain upon the sale of shares is treated as long-term capital gain. If the shares are sold and the sale price is less than the purchase price, there is no ordinary income, and the employee has long-term capital loss for the difference between the sale price and the purchase price depending upon the amount of time the shares are held.

   If the shares are sold or are otherwise disposed of including by way of gift (but not death, bequest or inheritance) within either the one-year or the two-year holding periods described above (in any case, a disqualifying disposition), the employee realizes ordinary income at the time of sale or other disposition equal to 15% of the fair market value of the shares at the date of purchase. This amount will constitute ordinary income in the year of the sale or other disposition even if no gain is realized on the sale or if a gratuitous transfer is made. The difference, if any, between the proceeds of sale and the fair market value of the shares at the date of purchase is a long-term or short-term capital gain or loss, depending on how long the shares have been held.

   Tax Treatment of the Company. The Company will be entitled to a deduction in connection with the disposition of shares acquired under the Plan only to the extent that the employee recognizes ordinary income on a disqualifying disposition of the shares (but not if an employee satisfies the holding period requirements).

Recommendation of the Board of Directors

   The Board of Directors recommends that you vote "FOR" Proposal 3.

                        INDEPENDENT PUBLIC ACCOUNTANTS

   The accounting firm of Arthur Andersen LLP has acted as the Company's independent public accountants for the year ended December 31, 2001. Representatives of Arthur Andersen LLP are expected to be present at the stockholders meeting and will have an opportunity to make a statement if they desire and are expected to be available to respond to appropriate questions.

   Although in past years the Company's Board of Directors has sought the ratification by the stockholders of the Company of the selection of the Company's auditors, such ratification is a matter of corporate practice and is not required as a matter of law. The Audit Committee of the Board of Directors are currently monitoring various matters involving Arthur Andersen LLP, including the indictment of Arthur Andersen LLP by the U.S. Department of Justice and other litigation and investigations by regulatory agencies into the financial reporting practices of certain companies audited by Arthur Andersen LLP. In view of the rapid pace of these on-going developments, the Audit Committee and the Board of Directors has determined that it is in the best interest of the Company and its stockholders to defer the selection of the Company's auditors this year until further information becomes known about the status of Arthur Andersen LLP, and to allow adequate time for the Audit Committee carefully to consider alternative accounting firms, should it decide not to recommend retaining Arthur Andersen LLP. Accordingly, the Board of Directors has not yet selected the Company's auditors for the year ending December 31, 2002 and is not requesting shareholder ratification.

                              GENERAL INFORMATION

Next Annual Meeting of Stockholders

   Notice of any stockholder proposal that is intended to be included in the Company's proxy statement and form of proxy for its next Annual Meeting of stockholders must be received by the Secretary of the Company no later than December 24, 2002. Such notice must be in writing and must comply with the other provisions of Rule 14a-8 under the Exchange Act. In addition, the persons named in the proxy for the next Annual Meeting will have discretionary authority to vote with respect to any matter that is brought by any stockholder during the meeting, not described in the proxy statement for such meeting, unless the Company received written notice, on or before March 9, 2003, that such matters would be raised at the meeting. Any notices regarding stockholder proposals must be received by the Company at its principal executive offices at 9197 S. Peoria Street, Englewood, Colorado 80112, Attention: General Counsel.

Annual Report on Form 10-K

   The Company's 2001 Annual Report is being mailed to the stockholders together with this proxy statement; however, the report is not part of the proxy solicitation materials. Copies of the Company's Annual Report on Form 10-K for the year ended December 31, 2001 may be obtained without charge upon request made to TeleTech Holdings, Inc., 9197 S. Peoria Street, Englewood, Colorado 80112, Attention: Investor Relations.

                                          By Order of the Board of Directors,

                                             /s/ James B. Kaufman
                                                      James B. Kaufman
                                             Executive Vice President, General
                                                   Counsel and Secretary
Englewood, Colorado

                                                                     Appendix A

                            TELETECH HOLDINGS INC.

                            AUDIT COMMITTEE CHARTER

   The primary function of the Company's Audit Committee is to assist the board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the system of internal controls which management and the board of directors have established, and the audit process.

   In meeting its responsibilities, the Audit Committee is expected to:

   1. Provide an open avenue of communication among the Company's independent auditor, the Company's director of internal auditing and the board of directors.

   2. Review and update the committee's charter annually.

   3. Recommend to the board of directors the independent auditor to be nominated, approve the compensation of the independent auditor and review and approve the discharge of the independent auditor.

   4. Review and concur in the appointment, replacement, reassignment, or dismissal of the director of internal auditing.

   5. Confirm and assure the independence of the independent auditor and the objectivity of the director of internal auditing.

   6. Inquire of management, the director of internal auditing, and the independent auditor about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company.

   7. Consider, in consultation with the independent auditor and the director of internal auditing, the audit scope and plan of the director of internal auditing.

   8. Consider with management and the director of internal auditing the rationale for employing audit firms other than the principal independent auditor.

   9. Review with the director of internal auditing and the independent auditor the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

   10. Consider and review with the independent auditor and the director of internal auditing:

      a. The adequacy of the Company's internal controls including computerized information system controls and security.

      b. Any related significant findings and recommendations of the independent auditor and the director of internal auditing together with management's responses thereto.

   11. Review with management and the independent auditor at the completion of the annual examination:

      a. The Company's annual financial statements and related footnotes.

      b. The independent auditor's audit of the financial statements and report thereon.

      c. Any significant changes required in the audit plan of the director of internal auditing.

      d. Any serious difficulties or disputes with management encountered during the course of the audit.

      e. Other matters related to the conduct of the audit which are to be communicated to the committee under generally accepted auditing standards.

   12. Consider and review with management and the director of internal auditing:

      a. Significant findings during the year and management's responses thereto.

      b. Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

      c. Any changes required in the planned scope of their internal audit plan.

      d. The internal auditing department budget and staffing.

      e. The internal auditing department charter.

      f. Internal auditing's compliance with The IIA's Standards for the Professional Practice of Internal Auditing (Standards).

   13. Review filings with the SEC and other published documents containing the Company's financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

   14. Review with management, the independent auditor, and the director of internal auditing the interim financial reports before they are filed with the SEC or other regulators.

   15. Review policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the director of internal auditing or the independent auditor.

   16. Review with the director of internal auditing and the independent auditor the results of their review of the Company's monitoring compliance with the Company's code of conduct.

   17. Review legal and regulatory matters that may have a material impact on the financial statements, related Company compliance policies, and programs and reports received from regulators.

   18. Meet with the director of internal auditing, the independent auditor, and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately with the Audit Committee.

   19. Report committee actions to the board of directors with such recommendations as the committee may deem appropriate.

   20. Prepare a letter for inclusion in the annual report that describes the committee's composition and responsibilities, and how they were discharged.

   21. The Audit Committee shall have the power to conduct or authorize investigations into any matters within the committee's scope of responsibilities. The committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

   22. The committee shall meet at least four times per year or more frequently as circumstances require. The committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

   23. The committee will perform such other functions as assigned by law, the Company's charter or bylaws, or the board of directors.

   The membership of the Audit Committee shall consist of at least three independent members of the board of directors who shall serve at the pleasure of the board of directors. Audit committee members shall be designated by the full board of directors.

   The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the board of directors.

                                                                     Appendix B

                            TELETECH HOLDINGS INC.

           1999 AMENDED AND RESTATED STOCK OPTION AND INCENTIVE PLAN

                             AMENDED AND RESTATED

                            TELETECH HOLDINGS, INC.

                     1999 STOCK OPTION AND INCENTIVE PLAN

1.  Preamble.

   TeleTech Holdings, Inc., a Delaware corporation (the "Company"), hereby establishes the Amended and Restated TeleTech Holdings, Inc. 1999 Stock Option and Incentive Plan (the "Plan") as a means whereby the Company may, through awards of (i) incentive stock options within the meaning of section 422 of the Code (as herein defined), (ii) stock appreciation rights, (iii) non-qualified stock options, (iv) restricted stock, and (v) phantom stock:

      (a) provide employees of the Company and its subsidiaries with additional incentive to promote the success of the Company's and its subsidiaries' businesses and encourage such employees to remain in the employ of the Company and its subsidiaries;

      (b) provide incentive for potential employees to accept employment with the Company; and

      (c) provide directors of the Company who are not otherwise employees of the Company, and consultants and other independent contractors who provide services to the Company, with additional incentive to promote the success of the Company's business.

   The provisions of this Plan do not apply to or affect any option, stock appreciation right, or stock heretofore or hereafter granted under any other stock plan of the Company or any subsidiary, and all such options, stock appreciation right or stock continue to be governed by and subject to the applicable provisions of the plan or agreement under which they were granted.

2.  Definitions.

   2.01 "Board" or "Board of Directors" means the board of directors of the Company.

   2.02 "Cause" means, as determined in the sole discretion of the Board, a Participant's (a) commission of a felony or the commission of any crime involving moral turpitude, theft, embezzlement, fraud, misappropriation of funds, breach of fiduciary duty, abuse of trust or the violation of any other law or ethical rule relating to the Company; b) material or repeated dishonesty or misrepresentation involving the Company or any Subsidiary; (c) material or repeated misconduct in the performance or non-performance of Participant's responsibilities as an employee, officer, Director, consultant or independent contractor; (d) violation of a material condition of employment; (e) unauthorized use of trade secrets or confidential information (or the Company's reasonable belief that a Participant has or has attempted to do so); or (f) aiding a competitor of the Company or any Subsidiary.

   2.03 "Code" means the Internal Revenue Code of 1986, as it exists now and as it may be amended from time to time.

   2.04 "Committee" means the committee comprised of two or more Directors appointed by the Board to administer the Plan.

   2.05 "Common Stock" means the common stock of the Company, $.01 par value per share.

   2.06 "Company" means TeleTech Holdings, Inc., a Delaware corporation, and any successor thereto.

   2.07 "Director" means a member of the Board.

   2.08 "Exchange Act" means the Securities Exchange Act of 1934, as it exists now or from time to time may hereafter be amended.

   2.09 "Fair Market Value" means for the relevant day:

      (a) If shares of Common Stock are listed or admitted to unlisted trading privileges on any national or regional securities exchange, the last reported sale price, regular way, on the composite tape of that exchange on the day Fair Market Value is to be determined;

      (b) If the Common Stock is not listed or admitted to unlisted trading privileges as provided in paragraph (a), and if sales prices for shares of Common Stock are reported by the National Association of Securities Dealers, Inc. Automated Quotations, Inc. National Market System ("Nasdaq System"), then the last sale price for Common Stock reported as of the close of business on the day Fair Market Value is to be determined, or if no such sale takes place on that day, the average of the high bid and low asked prices so reported and, if Common Stock is not traded on that day, the next preceding day on which such stock was traded; or

      (c) If trading of the Common Stock is not reported by the Nasdaq System or on a stock exchange, Fair Market Value will be determined by the Committee in its discretion based upon the best available data.

   2.10 "ISO" means incentive stock options within the meaning of Section 422 of the Code.

   2.11 "Naked SAR" means a SAR issued not in connection with an ISO or NSO.

   2.12 "NSO" means non-qualified stock options, which are not intended to qualify under Section 422 of the Code.

   2.13 "Option" means the right of a Participant, whether granted as an ISO or an NSO, to purchase a specified number of shares of Common Stock, subject to the terms and conditions of the Plan.

   2.14 "Option Date" means the date upon which an Option, SAR, Restricted Stock or Phantom Stock is awarded to a Participant under the Plan.

   2.15 "Option Price" means the price per share at which an Option may be exercised.

   2.16 "Outside Director" means a Non-Employee Director as defined in Section 16b-3(b)(3)(i) of the Exchange Act.

   2.17 "Participant" means an individual to whom an Option, SAR, Phantom Stock or Restricted Stock has been granted under the Plan.

   2.18 "Phantom Stock" means a hypothetical share of Common Stock issued as phantom stock under the Plan.

   2.19 "Plan" means the Amended and Restated TeleTech Holdings, Inc. 1999 Stock Option and Incentive Plan, as set forth herein and as from time to time amended.

   2.20 "Restricted Stock" means Common Stock awarded to a Participant pursuant to this Plan and subject to the restrictions contained in Section 9.

   2.21 "SAR" means a stock appreciation right. A SAR may be a Naked SAR or a Tandem SAR.

   2.22 "Securities Act" means the Securities Act of 1933, as it exists now or from time to time may hereinafter be amended.

   2.23 "Subsidiary" means any corporation or other entity of which the majority voting power or equity interest is owned directly or indirectly by the Company.

   2.24 "Tandem SAR" means a SAR associated with and issued in connection with an ISO or NSO.

   2.25  Rules of Construction.

      (a) Governing Law. The construction and operation of this Plan are governed by the laws of the State of Delaware.

      (b) Undefined Terms. Unless the context requires another meaning, any term not specifically defined in this Plan has the meaning given to it by the Code.

      (c) Headings. All headings in this Plan are for reference only and are not to be utilized in construing the Plan.

      (d) Gender. Unless clearly appropriate, all nouns of whatever gender refer indifferently to persons of any gender.

      (e) Singular and Plural. Unless clearly inappropriate, singular terms refer also to the plural and vice versa.

      (f) Severability. If any provision of this Plan is determined to be illegal or invalid for any reason, the remaining provisions shall continue in full force and effect and shall be construed and enforced as if the illegal or invalid provision did not exist, unless the continuance of the Plan in such circumstances is not consistent with its purposes.

      (g) Termination of Employment. For all purposes of this Plan, an employee will have terminated employment with the Company when the employee's employment relationship with the Company and all of its subsidiaries is terminated. Additionally, for all purposes of the Plan, (i) a consultant's or independent contractor's "employment with the Company" shall be considered terminated upon the termination of any consulting or independent contractor agreement, or when the consultant or independent contractor no longer performs any services for the Company, and (ii) a non-employee Director's "employment with the Company" shall be considered terminated at the time such Director ceases to serve on the Board.

3.  Stock Subject to the Plan.

   Except as otherwise provided in Section 13, the aggregate number of shares of Common Stock that may be issued under Options or as Restricted Stock under this Plan may not exceed 14,000,000 shares of Common Stock. Reserved shares may be either authorized but unissued shares or treasury shares, in the Board's discretion. If any awards hereunder shall terminate or expire, as to any number of shares, new Options, and Restricted Stock may thereafter be awarded with respect to such shares. Except as otherwise provided in Section 13, no Participant may be granted awards under the Plan in any calendar year in respect of more than 300,000 shares of Common Stock.

4.  Administration.

   The Plan shall be administered by the Committee. In addition to any other powers set forth in this Plan, the Committee has the exclusive authority:

      (a) to construe and interpret the Plan, and to remedy any ambiguities or inconsistencies therein;

      (b) to establish, amend and rescind appropriate rules and regulations relating to the Plan;

      (c) subject to the express provisions of the Plan, to determine the individuals who will receive awards of Options, Restricted Stock, Phantom Stock and/or SARs, the times when they will receive them, the number of shares to be subject to each award and the Option Price, payment terms, payment method, and expiration date applicable to each award;

      (d) to contest on behalf of the Company or Participants, at the expense of the Company, any ruling or decision on any matter relating to the Plan or to any awards of ISOs, NSOs, Restricted Stock, Phantom Stock and/or SARs;

      (e) generally, to administer the Plan, and to take all such steps and make all such determinations in connection with the Plan and the awards of ISOs, NSOs, Restricted Stock, Phantom Stock and/or SARs granted thereunder as it may deem necessary or advisable;

      (f) to determine the form in which payment of a SAR or a Phantom Stock award granted hereunder will be made (i.e., cash, Common Stock or a combination thereof) or to approve a participant's election to receive cash in whole or in part in settlement of the SAR or Phantom Stock award;

      (g) to determine the form in which tax withholding under Section 16 of this Plan will be made; and

      (h) to amend the Plan or any Option, Restricted Stock, Phantom Stock or SAR granted or awarded hereunder as may be necessary in order for any business combination involving the Company to qualify for pooling-of-interest treatment under APB No. 16.

5.  Eligible Participants.

   Subject to the provisions of the Plan, the Committee shall determine from time to time (a) those employees, officers, Directors, consultants and independent contractors of the Company or a Subsidiary, and non-employees and non-officers to whom the Company or any Subsidiary has extended an offer of employment, who shall be designated as Participants, and (b) the number of Options, SARs, Restricted Stock, and Phantom Stock, or any combination thereof, to be awarded to each such Participant; provided, however, that no ISOs or Tandem SARs granted with respect to ISOs shall be awarded under the Plan more than ten years after the date this Plan is adopted by the Board. In addition, no ISOs may be awarded to a Participant who is not an employee of the Company or a Subsidiary.

6.  Terms and Conditions of Incentive Stock Options.

   The Committee, in its discretion, may grant ISOs to any Participant under the Plan; provided, however, that no ISOs may be granted to a Director or other Participant who is not an employee of the Company or a Subsidiary. Each ISO shall be evidenced by an agreement between the Company and the Participant in a form approved by the Committee. Unless the Committee, in its discretion, determines otherwise, each ISO agreement shall be subject to the following terms and conditions and to such other terms and conditions as the Committee may deem appropriate;

      (a) Option Period.  Each ISO will expire as of the earliest of:

          (i) the date on which it is forfeited under the provisions of Section 12;

          (ii) 10 years (or five years as specified in Section 6(e)) from the Option Date;

          (iii) three months after the Participant's termination of employment with the Company for any reason other than death; or

          (iv) six months after the Participant's death.

      (b) Option Price. Subject to the provisions of Section 6(e), the Option Price per share shall be determined by the Committee at the time any ISO is granted, and shall not be less than the Fair Market Value of the Common Stock subject to the ISO on the Option Date.

      (c) Other Option Provisions. The form of ISO authorized by the Plan may contain such other provisions as the Committee may, from time to time, determine; provided, however, that such other provisions may not be inconsistent with any requirements imposed on qualified stock options under
   Section 422 of the Code.

      (d) Limitations on Awards. The aggregate Fair Market Value, determined as of the Option Date, of Common Stock with respect to which ISOs are exercisable by a Participant for the first time during any calendar year under all ISO plans of the Company and any Subsidiary shall not exceed $100,000.

      (e) Awards to Certain Stockholders. Notwithstanding Sections 6(a) and 6(b) hereof, if an ISO is granted to a Participant who owns stock representing more than 10% of the voting power of all classes of stock of the Company or a Subsidiary (as determined under the Code), the exercise period specified in the ISO agreement for which the ISO thereunder is granted shall not exceed five years from the Option Date and the Option Price shall be at least 110% of the Fair Market Value (as of the Option
   Date) of the Common Stock subject to the ISO.

7.  Terms and Conditions of Non-Qualified Stock Option.

   The Committee, in its discretion, may grant NSOs to any Participant under the Plan. Each NSO shall be evidenced by an agreement between the Company and the Participant in a form approved by the Committee. Unless the Committee, in its discretion, determines otherwise, each NSO agreement shall be subject to the following terms and conditions and to such other terms and conditions as the Committee may deem appropriate:

      (a) Option Period.  Each NSO will expire as of the earliest of:

          (i) the date on which it is forfeited under the provisions of Section 12;

          (ii) the date three months after the Participant's termination of employment with the Company for any reason other than death; or

          (iii) the date six months after the Participant's death.

      (b) Option Price. At the time when the NSO is granted, the Committee will fix the Option Price. The Option Price may be greater than, less than, or equal to Fair Market Value on the Option Date, as determined in the sole discretion of the Committee.

      (c) Other Option Provisions. The form of NSO authorized by the Plan may contain such other provisions as the Committee may from time to time determine.

8.  Terms and Conditions of Stock Appreciation Rights.

   The Committee may, in its discretion, grant a SAR to any Participant under the Plan. Each SAR shall be evidenced by an agreement between the Company and the Participant, in a form approved by the Committee, and may be a Naked SAR or a Tandem SAR. Unless the Committee, in its discretion, determines otherwise, each SAR awarded to Participants under the Plan shall be subject to the following terms and conditions and to such other terms and conditions as the Committee may deem appropriate:

      (a) Tandem SARs. Tandem SARs shall terminate on the same date as the related ISO or NSO. A Tandem SAR shall be exercisable only if the Fair Market Value of a share of Common Stock on the date of surrender exceeds the Option Price for the related Option, and then shall be exercisable to the extent, and only to the extent, that the related Option is exercisable. A Tandem SAR shall entitle the Participant to whom it is granted the right to elect, so long as such Tandem SAR is exercisable and subject to such limitations as the Committee shall have imposed, to surrender any then exercisable portion of his related Option, in whole or in part, and receive from the Company in exchange, without any payment of cash (except for applicable employee withholding taxes), that number of shares of Common Stock having an aggregate Fair Market Value on the date of surrender equal to the product of (i) the excess of the Fair Market Value of a share of Common Stock on the date of surrender over the per share Option Price, and (ii) the number of shares of Common Stock subject to such Option or portion thereof which is surrendered. Any Option or portion thereof which is surrendered shall no longer be exercisable. The Committee, in its sole discretion, may allow the Company to settle all or part of the Company's obligation arising out of the exercise of a Tandem SAR by the payment of cash equal to the aggregate Fair Market Value of the shares of Common Stock which the Company would otherwise be obligated to deliver.

      (b) Naked SARs. Naked SARs shall terminate as provided in the Participant's SAR agreement. The Committee may at the time of granting any Naked SAR add such conditions and limitations to the Naked SAR as it shall deem advisable, including but not limited to, limitations on the period within which the Naked SAR shall be exercisable and the maximum amount of appreciation to be recognized with regard to such Naked SAR.

      (c) Other Conditions.  If a Participant is subject to Section 16(a) and
   Section 16(b) of the Exchange Act, the Committee may at any time add such additional conditions and limitations to such SAR which the Committee, in its discretion, deems necessary or desirable in order to comply with Section 16(a) or Section 16(b) of the Exchange Act and the rules and regulations issued thereunder, or in order to obtain any exemption therefrom.

9.  Terms and Conditions of Restricted Stock Awards.

   The Committee, in its discretion, may grant Restricted Stock to any Participant under the Plan. Each grant of Restricted Stock shall be evidenced by an agreement between the Company and the Participant in a form approved by the Committee. Unless the Committee, in its discretion, determines otherwise, all shares of Common Stock awarded to Participants under the Plan as Restricted Stock shall be subject to the following terms and conditions and to such other terms and conditions as the Committee may deem appropriate:

      (a) Restricted Period. Shares of Restricted Stock awarded to Participants may not be sold, transferred, pledged or otherwise encumbered before they vest. Subject to the provisions of subparagraphs (b) and (c) below and any other restrictions imposed by law, certificates evidencing shares of Restricted Stock that vest will be transferred to the Participant or, in the event of his death, to the beneficiary or beneficiaries designated by writing filed by the Participant with the Committee for such purpose or, if none, to his estate.

      (b) Forfeitures. A Participant shall forfeit all unpaid accumulated dividends and all shares of Restricted Stock which have not vested prior to the date that his employment with the Company is terminated for any reason.

      (c) Certificates Deposited With Company. Each certificate issued in respect of shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and deposited with the Company. Each such certificate shall bear the following (or a similar) legend:

       "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) relating to Restricted Stock contained in the TeleTech Holdings, Inc. 1999 Stock Option and Incentive Plan and an agreement entered into between the registered owner and TeleTech Holdings, Inc. Copies of such Plan and agreement are on file at the principal office of TeleTech Holdings, Inc."

      (d) Stockholder Rights. Subject to the foregoing restrictions, each Participant shall have all the rights of a stockholder with respect to his shares of Restricted Stock including, but not limited to, the right to vote such shares.

      (e) Dividends. On each Common Stock dividend payment date, each Participant shall receive an amount equal to the dividend paid on that date on a share of Common Stock, multiplied by his number of shares of Restricted Stock.

10.  Terms and Conditions of Phantom Stock.

   The Committee may, in its discretion, award Phantom Stock to any Participant under the Plan. Each award of Phantom Stock shall be evidenced by an agreement between the Company and the Participant. The Committee may at the time of awarding any Phantom Stock add such additional conditions and limitations to the Phantom Stock as it shall deem advisable, including, but not limited to, the right for Participants to receive dividends equivalent to those paid on Common Stock, limitations on the period or periods within which the Phantom Stock may be surrendered, and the maximum amount of appreciation to be recognized with regard to such Phantom Stock. An award of Phantom Stock shall entitle the Participant to whom it is awarded the right to elect, so long as such Phantom Stock is vested and subject to such limitations as the Committee shall have imposed, to surrender any then vested portion of the Phantom Stock, in whole or in part, and receive from the Company in exchange therefor the Fair Market Value on the date of surrender of the Common Stock to which the surrendered Phantom Stock relates in cash or in shares of Common Stock as the Committee may determine. If a Participant is subject to Section 16(a) and
Section 16(b) of the Exchange Act, the Committee may at any time add such additional conditions and limitations to such Phantom Stock which, in its discretion, the Committee deems necessary or desirable in order to comply with
Section 16(a) or Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder, or in order to obtain any exemption therefrom.

11.  Manner of Exercise of Options.

   To exercise an Option in whole or in part, a Participant, any permitted transferee of a Participant or, after a Participant's death, a Participant's executor or administrator, must give written notice to the Committee, stating the number of shares to which he intends to exercise the Option. The Company will issue the shares with respect to which the Option is exercised upon payment in full of the Option Price. The Option Price may be paid (i) in cash,
(ii) in shares of Common Stock having an aggregate Fair Market Value, as determined on the date of delivery, equal to the Option Price, or (iii) by delivery of irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds necessary to pay for all Common Stock acquired through such exercise and any tax withholding obligations resulting from such exercise. The Option Price may be paid in shares of Common Stock which were received by the Participant upon the exercise of one or more Options. The Option Price may be paid in shares of Common Stock which were received by the Participant as an award of Restricted Stock under the Plan. The Option Price may be paid by surrender of Tandem SARs equal to the Option Price.

12.  Vesting.

   (a) A Participant may not exercise an Option, surrender a SAR or Phantom Stock or transfer, pledge or dispose of any Restricted Stock until it has become vested. The portion of an Option, SAR or Phantom Stock award or Restricted Stock that is vested depends upon the period that has elapsed since the Option Date. Unless the Committee establishes a different vesting schedule at the time an Option is granted or the Restricted Stock, SAR or Phantom Stock is awarded, all Options granted under this Plan, Restricted Stock, SARs and Phantom Stock awarded under this Plan shall vest according to the following schedule:

                                                   Cumulative
              Period Elapsed                    Vested Percentage
              --------------                    -----------------
              First Anniversary of Option Date.         25%
              Second Anniversary of Option Date         50%
              Third Anniversary of Option Date.         75%
              Fourth Anniversary of Option Date        100%

Except as provided below, if a Participant's employment with the Company or its Subsidiaries is terminated, for any reason, such Participant automatically forfeits any Options, Restricted Stock, SARs and/or Phantom Stock that are not yet vested. A transfer of employment from the Company to a Subsidiary or affiliate, or vice versa, is not a termination of employment for purposes of this Plan. Unless the Committee in its sole discretion specifically waives the application of this sentence, then notwithstanding the vesting schedule contained herein or in the Participant's agreement, if the Participant's employment, or if a Director, his membership on the Board, is terminated for Cause, all Options, SARs, Restricted Stock and/or Phantom Stock granted or awarded to the Participant will be immediately cancelled and forfeited by the Participant upon delivery to him of notice of such termination.

   (b) If it determines that special circumstances exist, the Committee, in its sole discretion, may accelerate the time in which an award under the Plan vests, even if, under its existing terms, such award would not then be exercisable.

13.  Adjustments to Reflect Changes in Capital Structure.

   If there is any change in the corporate structure or shares of the Company, the Board of Directors may, in its discretion, make any adjustments necessary to prevent accretion, or to protect against dilution, in the number and kind of shares authorized by the Plan and, with respect to outstanding Options, Restricted Stock, Phantom Stock and/or SARs, in the number and kind of shares covered thereby and in the applicable Option Price; provided, however, no adjustment will be made for the issuance of preferred stock or the conversion of convertible preferred stock. For the purpose of this Section 13, a change in the corporate structure or shares of the Company includes, without limitation, any change resulting from a recapitalization, stock split, stock dividend, consolidation, rights offering, spin-off, reorganization, or liquidation and any transaction in which shares of Common Stock are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or another corporation.

14.  Non-Transferability of Options, SARs and Phantom Stock.

   The Options and SARs granted or Phantom Stock awarded under the Plan are not transferable, voluntarily or involuntarily, other than by will or the laws of descent and distribution, or to the extent permissible under Section 422 of the Code, pursuant to a qualified domestic relations order as defined in Section 414(p) of the Code; provided, however, that the Compensation Committee, in its discretion, may permit Options to be transferable by a Participant to members of such Participant's immediate family or to family trusts, partnerships and other entities comprised solely of the Participant or members of the Participant's immediate family.

15.  Rights as Stockholder.

   No Common Stock may be delivered upon the exercise of any Option until full payment of the Option Price has been made and all income tax withholding requirements thereon have been satisfied. A Participant has no rights whatsoever as a stockholder with respect to any shares covered by an Option until the date of the issuance of a stock certificate for the shares. A Participant who has been granted SARs or Phantom Stock shall have no rights whatsoever as a stockholder with respect to such SARs or Phantom Stock.

16.  Withholding Tax.

   The Company shall have the right to withhold or to require a Participant to remit to the Company, in cash or shares of Common Stock, with respect to any payments made to Participants under the Plan, any taxes required by law to be withheld because of such payments. Subject to the consent of the Committee with respect to (a) the exercise of an NSO, (b) the lapse of restrictions on Restricted Stock, (c) a "disqualifying disposition" of an ISO, as determined pursuant to the Code, or (d) the issuance of any other stock award under the Plan, a Participant may make an irrevocable election (an "Election") to (i) have shares of Common Stock otherwise issuable withheld, or (ii) tender back to the Company shares of Common Stock received pursuant to (a), (b), or (d), or (iii) deliver back to the Company pursuant to
(a), (b), or (d) previously acquired shares of Common Stock having a Fair Market Value sufficient to satisfy all or part of the Participant's estimated tax obligations. Such Election must be made by a Participant prior to the date on which the relevant tax obligation arises. The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any award under this Plan that the right to make Elections shall not apply to such award.

17.  No Right To Employment.

   Participation in the Plan will not give any Participant a right to be retained as an employee of the Company or any subsidiary, or any right or claim to any benefit under the Plan, unless the right or claim has specifically accrued under the Plan.

18.  Amendment of the Plan.

   The Committee may from time to time amend or revise the terms of this Plan in whole or in part and may without limitation, adopt any amendment deemed necessary, subject only to applicable laws, regulations and the rules and regulations of the Nasdaq Stock Exchange or any national stock exchange upon which the Common Stock may be listed; provided, however, that (a) except as provided in Section 4(h), no change in any award previously granted to a Participant may be made that would impair the rights of the Participant without the Participant's consent, or (b) no amendment may extend the period during which a Participant may exercise an ISO beyond the period set forth in Section 6(a)(ii) or 6(e). Any approval required or desired from the Company's stockholders to any amendment shall require a vote of the majority of the shares of the Company's Common Stock and preferred stock voting together as one class, present in person or by proxy at a duly held stockholders meeting or by written consent. All amendments shall be in writing and consented to by a majority of the members of the Committee.

19.  Conditions Upon Issuance of Shares.

   An Option shall not be exercisable, a share of Common Stock shall not be issued pursuant to the exercise of an Option, and Restricted Stock shall not be awarded until such time as the Plan has been approved by the Stockholders of the Company and unless the award of Restricted Stock, exercise of such Option and the issuance and delivery of such share pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares of Common stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Common Stock is being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

20.  Effective Date and Termination of Plan.

   (a) Effective Date. This Plan is effective as of the later of the date of its adoption by the Board or, if approval of the Company's stockholders is sought, the date the Plan is approved by the stockholders of the Company.

   (b) Termination of the Plan. The Committee may terminate the Plan at any time with respect to any shares that are not then subject to Options or Restricted Stock. Termination of the Plan will not affect the rights and obligations of any Participant with respect to Options, SARs, Phantom Stock or Restricted Stock awarded before termination.

21.  Annual Option Grants to Outside Directors.

   On the date of each annual meeting of stockholders, each Outside Director who does not own, directly or indirectly, over 5% of the issued and outstanding Common Stock shall be granted an Option to purchase 15,000 shares of Common Stock and, for each committee on which such director has been appointed to serve, such committee member shall be granted an option to purchase 8,000 shares of Common Stock.

                                                                     Appendix C

                            TELETECH HOLDINGS, INC.

               AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

1.  Purpose.

   The purpose of the Plan (as defined herein) is to assist TeleTech Holdings, Inc., a Delaware corporation (the "Company"), and its Affiliates (as defined herein) in retaining the employment of qualified employees by offering them a greater stake in and a closer identity with the Company's success, and to aid in obtaining the services of individuals whose employment would be helpful to the Company and would contribute to its success. This is to be accomplished by providing employees a continuing opportunity to purchase Shares (as defined herein) from the Company through periodic offerings.

   The Plan is intended to comply with the provisions of section 423 of the Code (as defined herein), and the Plan shall be administered, interpreted and construed accordingly. The Plan became effective on October 1, 1996 and was amended and restated (i) effective April 1, 2000, with the approval of the stockholders of the Company on May 3, 2000; (ii) again on August 16, 2000 with the approval of the Company's Board of Directors; and (iii) again on August 29, 2001 with the approval of the Company's Board of Directors to be submitted to a vote of the stockholders of the Company at the 2002 Annual Meeting of the Stockholders.

2.  Definitions.

   For purposes of the Plan:

   (a) "Account" means the non-interest bearing account that the Company (or the Affiliate which employs the Participant) shall establish for Participants to which Participants' payroll deductions pursuant to the Plan shall be credited.

   (b) "Affiliate" means any corporation that, at the time in question, is a "parent" of the Company within the meaning of section 424(e) of the Code, or is a "subsidiary" of the Company within the meaning of section 424(f) of the Code.

   (c) "Agent" means the person or persons appointed by the Board in accordance with Paragraph 3(d).

   (d) "Board" means the Board of Directors of the Company.

   (e) "Code" means the Internal Revenue Code of 1986, as amended.

   (f) "Committee" means the committee described in Paragraph 3(a).

   (g) "Company" means TeleTech Holdings, Inc.

   (h) "Compensation" means the total amount of compensation for services paid to a Participant for an Offering Period by the Company and the Affiliates that would be reportable on Internal Revenue Service Form W-2, including without limitation commissions and bonus paid to the Participant under the TeleTech Holdings, Inc., Management Incentive Plan or otherwise, plus amounts that are not includible in income for federal income tax purposes that a Participant elects to contribute pursuant to an arrangement described in section 125 or section 401(k) of the Code.

   (i) "Date Of Grant" means the first business day of an Offering Period.

   (j) "Eligible Employee" means any employee of the Company or any Affiliate who meets the eligibility requirements of Paragraph 4.

   (k) "Fair Market Value" means, on any given date, the closing price of the Shares on the principal national securities exchange on which the Shares are listed on such date, or, if the Shares are not listed on any national securities exchange, the closing price of the Shares as reported on the Nasdaq on such date, or if the Shares are not so reported, the fair market value of the Shares as determined by the Committee in good faith. If there are no sales reports or bid or ask quotations, as the case may be, for a given date, the closest preceding date on which there were sales reports shall be used.

   (l) "Investment Account" means the account established for a Participant pursuant to Paragraph 9(a) to hold Shares acquired for a Participant pursuant to the Plan.

   (m) "Nasdaq" means The Nasdaq Stock Market, Inc.

   (n) "Offering Period" means (i) from October 1, 1996 through September 30, 2000, each semi-annual period ending on March 31 and September 30; (ii) beginning October 1, 2000, the semi-annual period from October 1, 2000 through and including April 15, 2001; and (iii) beginning April 16, 2001, the semi-annual periods beginning on April 16 and October 16 and ending on October 15 and April 15 respectively, unless otherwise terminated earlier pursuant to paragraph 16.

   (o) "Participant" means an Eligible Employee who makes an election to participate in the Plan in accordance with Paragraph 5.

   (p) "Plan" means the TeleTech Holdings, Inc. Employee Stock Purchase Plan as set forth in this document, and as may be amended from time to time.

   (q) "Purchase Date" means the last business day of an Offering Period.

   (r) "Purchase Price" means, with respect to any Offering Period, the lesser of:

      (i) eighty-five percent (85%) of the Fair Market Value of a Share on the Date of Grant of such Offering Period; or

      (ii) eighty-five percent (85%) of the Fair Market Value of a Share on the Purchase Date of such Offering Period.

   (s) "Share" or "Shares" means a share or shares of Common Stock, $.01 par value, of the Company.

   (t) "Subscription Agreement" means the agreement between the Participant and the Company or Affiliate pursuant to which the Participant authorizes payroll deductions to the Account.

3.  Administration.

   (a) The Plan shall be administered by the Compensation Committee of the Board (the "Committee"), or such other committee as may be designated by the Board to serve as the administrative committee for the Plan. All Committee members shall serve, and may be removed, in accordance with the general rules applicable to the Committee.

   (b) For purposes of administration of the Plan, a majority of the members of the Committee (but not less than two) shall constitute a quorum, and any action taken by a majority of such members of the Committee present at any meeting at which a quorum is present, or any action approved in writing by all members of the Committee, shall be the action of the Committee.

   (c) Subject to the express provisions of the Plan, the Committee shall have full discretionary authority to interpret the Plan, to issue rules for administering the Plan, to change, alter, amend or rescind such rules, and to make all other determinations necessary or appropriate for the administration of the Plan. The Committee shall have the discretion at its election to impose a holding period during which the sale of Shares acquired under the Plan is restricted for a period of time after purchase; provided that reasonable advance notice is given to Participants. All determinations, interpretations and constructions made by the Committee with respect to the Plan shall be final and conclusive. No member of the Board of Directors or the Committee shall be liable for any action, determination or omission taken or made in good faith with respect to the Plan or any right granted thereunder.

   (d) The Committee or its delegatee under Section 3(e) may engage an Agent to perform custodial and record keeping functions for the Plan, such as holding record title to the Participants' Share certificates, maintaining an individual Investment Account for each such Participant and providing periodic account status reports to such Participants.

   (e) The Committee shall have full discretionary authority to delegate ministerial functions to the management of the Company.

4.  Eligibility.

   All employees of the Company and its Affiliates shall be eligible to participate in the Plan, except (a) an employee who has not worked for the Company or an Affiliate for at least three months, beginning at least three months prior to an Offering Period and ending on the first day of an Offering Period, (b) any employee who owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or an Affiliate, (c) any employee whose customary employment does not exceed 20 hours per week, and (d) any employee whose customary employment does not exceed five months in any calendar year. In determining whether an employee owns 5% or more of the stock of the Company or an Affiliate, the rules of section 424(d) of the Code shall apply and stock which the employee may purchase under outstanding options, including rights to purchase stock under the Plan, shall be treated as stock owned by the employee.

   For purposes of this Paragraph 4, the term "employment" shall be interpreted in accordance with the provisions of Treasury Regulation Section 1.421-7(h) (or any successor thereto).

5.  Election to Participate.

   (a) Subscription Agreements. Each Eligible Employee may become a Participant by executing and submitting a Subscription Agreement to the Company at least seven (7) days prior to the beginning of the Offering Period in which payroll deductions will be made, authorizing specified regular payroll deductions. Subscription Agreements may not be retroactive. Subject to the limits of Paragraph 5(b), payroll deductions may be in any whole dollar amount, but not less than a rate of $50 per month, and shall be made on an after-tax basis. All payroll deductions shall be recorded in the Accounts. All funds recorded in Accounts may be used by the Company and its Affiliates for any corporate purpose, subject to the Participant's right to withdraw at any time an amount equal to the entire cash balance accumulated in his or her Account as described in Paragraph 8. Once a Participant has withdrawn from participation in the Plan for an Offering Period, the former Participant must submit a new Subscription Agreement at least seven (7) days prior to the beginning of any subsequent Offering Period in which the former Participant elects to participate. Funds credited to Accounts shall not be required to be segregated from the general funds of the Company or any Affiliate.

   (b) Contribution Limit. The sum of all regular payroll deductions authorized under Paragraph 5(a) shall not exceed the lesser of (i) the maximum amount permitted by Section 423 of the Code, and (ii) 15% of the Participant's Compensation.

   (c) No Interest on Funds in Accounts. No interest shall accrue for the benefit of or be paid to any Participant with respect to funds held in any Account for such Participant.

6.  Deduction Changes.

   A Participant may decrease (but may not increase) his or her payroll deduction by executing and submitting to the Company a new Subscription Agreement, subject to the minimum and maximum contribution limits set forth in
Section 5 above. The change will become effective as soon as practicable following the receipt of such new Subscription Agreement by the Committee or its delegatee.

7.  Limit on Purchase of Shares.

   (a) No Eligible Employee may be granted a right to purchase Shares under the Plan to the extent that, immediately following such grant, such Eligible Employee would have rights to purchase equity securities of the Company, under all plans of the Company and Affiliates that are intended to meet the requirements of section 423 of the Code, that accrue at a rate which exceeds $25,000 of Fair Market Value (determined at the time the rights are granted) for each calendar year in which such rights to purchase equity securities of the Company are outstanding at any time. For purposes of this Paragraph 7:

      (i) The right to purchase Shares accrues when the right (or any portion thereof) first becomes exercisable during the calendar year;

      (ii) A right to purchase Shares that has accrued under one grant of rights under the Plan may not be carried over to any other grant of rights under the Plan or any other plan; and

      (iii) The limits of this Paragraph 7 shall be interpreted by the Committee in accordance with applicable rules and regulations issued under section 423 of the Code.

   (b) No Eligible Employee may be granted a right to purchase Shares under the Plan if, immediately following such grant, such Eligible Employee would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or an Affiliate. In determining stock ownership for purposes of the preceding sentence, the rules of section 425(d) of the Code shall apply and stock that the Eligible Employee may purchase under outstanding options, including rights to purchase stock under the Plan, shall be treated as stock owned by the Participant.

8.  Withdrawal of Funds.

   Notwithstanding anything contained herein to the contrary, a Participant may at any time prior to a Purchase Date and for any reason withdraw from participation in the Plan for an Offering Period, in which case the entire cash balance accumulated in his or her Account shall be paid to such Participant as soon as practicable thereafter. Partial withdrawals shall not be permitted. Any such withdrawing Participant may again commence participation in the Plan in a subsequent Offering Period by executing and submitting to the Company a Subscription Agreement at least seven (7) business days prior to the beginning of such Offering Period.

9.  Method of Purchase and Investment Accounts.

   (a) Exercise of Option for Shares. Each Participant having funds credited to an Account on a Purchase Date shall be deemed, without any further action, to have exercised on such Purchase Date the option to purchase from the Company the number of whole Shares that the funds in such Account would purchase at the Purchase Price, subject to the limit:

      (i) on the aggregate number of Shares that may be made available for purchase to all Participants under the Plan; and

      (ii) on the number of Shares that may be made available for purchase to any individual Participant, as set forth in Paragraphs 5(b) and 7.

Such option shall be deemed exercised if the Participant does not withdraw such funds before the Purchase Date. All Shares so purchased shall be credited to a separate Investment Account established by the Agent for each Participant. The Agent shall hold in its name or the name of its nominee all certificates for Shares purchased until such Shares are withdrawn by a Participant pursuant to Paragraph 11. Fractional Shares may not be purchased under the Plan. Any funds remaining in the Account of a Participant after a Purchase Date shall be retained in the Account for the purchase of additional Shares in subsequent Offering Periods.

   (b) Dividends on Shares Held in Investment Accounts. All cash dividends, if any, paid with respect to the Shares credited to a Participant's Investment Account shall, unless otherwise directed by the Committee, be credited to his or her Account and used, in the same manner as other funds credited to Accounts, to purchase additional Shares under the Plan on the next Purchase Date, subject to Participants' withdrawal rights against Accounts and the other limits of the Plan.

   (c) Adjustment of Shares on Application of Aggregate Limits. If the total number of Shares that would be purchased pursuant to Paragraph 9(a) but for the limits described in Paragraph 9(a)(i) or Paragraph 10 exceeds the number of Shares available for purchase under the Plan for a particular Offering Period, then the number of available Shares shall be allocated among the Investment Accounts of Participants in the ratio that the amount credited to a Participant's Account as of the Purchase Date bears to the total amount credited to all Participants' Accounts as of the Purchase Date. The cash balance not applied to the purchase of Shares shall be held in Participants' Accounts subject to the terms and conditions of the Plan.

10.  Stock Subject to Plan.

   The maximum number of Shares that may be issued pursuant to the Plan is 1,000,000, subject to adjustment in accordance with Section 19. The Shares delivered pursuant to the Plan may, at the option of the Company, be Shares purchased specifically for purposes of the Plan, shares otherwise held in treasury or Shares originally issued by the Company for such purposes. In addition, the Committee may impose such limitations as it deems appropriate on the number of Shares that shall be made available for purchase under the Plan during any Offering Period.

11.  Withdrawal of Certificates.

   A Participant shall have the right at any time to receive a certificate or certificates for all or a portion of the Shares credited to his or her Investment Account by giving written notice to the Company; provided, however, that no such request may be made more frequently than once per Offering Period.

12.  Registration of Certificates.

   Each certificate for Shares withdrawn by a Participant may be registered only in the name of the Participant, or, if the Participant has so indicated in the manner designated by the Committee, in the Participant's name jointly with a member of the Participant's family, with right of survivorship. A Participant who is a resident of a jurisdiction which does not recognize such a joint tenancy may have certificates registered in the Participant's name as tenant in common or as community property with a member of the Participant's family without right of survivorship.

13.  Voting.

   The Agent shall vote all Shares held in an Investment Account in accordance with the Participant's instructions.

14.  Termination of Employment.

   Any Participant (a) whose employment by the Company and all Affiliates is terminated for any reason (except death) or (b) who shall cease to be an Eligible Employee, in either case during an Offering Period, shall cease being a Participant as of the date of such termination of employment or cessation of eligibility. Upon such event, the entire cash balance in such Participant's Account shall be refunded as soon as practicable.

15.  Death of a Participant.

   If a Participant shall die during an Offering Period, no further payroll deductions shall be taken on behalf of the deceased Participant. The executor or administrator of the deceased Participant's estate may elect to withdraw the balance in said Participant's Account by notifying the Company in writing prior to the Purchase Date in respect of such Offering Period. In the event no election to withdraw has been made, the balance accumulated in the deceased Participant's Account shall be used to purchase Shares in accordance with the provisions of the Plan.

16.  Merger, Reorganization, Consolidation or Liquidation.

   In the event of a merger, reorganization or consolidation (regardless of whether the Company is the surviving entity) that results in any person or entity other than Kenneth Tuchman owning more than 50% of the combined voting power of all classes of stock then outstanding or the liquidation of all of the assets of the Company, the Committee in its sole discretion may either (a) require that the surviving entity provide to each Participant rights which are equivalent to such Participant's rights under the Plan, or (b) cause the Offering Period to end on the date immediately prior to the consummation of such merger or other transaction.

17.  Governing Law; Compliance with Law.

   This Plan shall be construed in accordance with the laws of the State of Delaware. The Company's obligation to sell and deliver shares of Common Stock hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required.

18.  Assignment.

   The purchase rights granted hereunder are not assignable or transferable by the Participants, other than by will or the laws of descent and distribution. Any attempted assignment, transfer or alienation not in compliance with the terms of this Plan shall be null and void for all purposes and respects.

19.  No Rights as Stockholder.

   No Eligible Employee or Participant shall by reason of participation in this Plan have any rights of a stockholder of the Company until he or she acquires Shares on a Purchase Date as herein provided.

20.  No Right to Continued Employment.

   Neither the Plan nor any right granted under the Plan shall confer upon any Participant any right to continuance of employment with the Company or any Affiliate, or interfere in any way with the right of the Company or Affiliate to terminate the employment of such Participant.

21.  Adjustments in Case of Changes Affecting Shares.

   In the event of a subdivision of outstanding Shares, or the payment of a stock dividend, the Share limit set forth in Paragraph 10 shall be adjusted proportionately, and such other adjustments shall be made as may be deemed equitable by the Committee. In the event of any other change affecting Shares (including any event described in section 424(a) of the Code), such adjustment, if any, shall be made as may be deemed equitable by the Committee to give proper effect to such event, subject to the limitations of section 424 of the Code.

22.  Amendment of the Plan.

   The Committee may at any time, or from time to time, amend this Plan in any respect; provided, however, that any amendment to the Plan that is treated for purposes of section 423 of the Code and regulations issued pursuant thereto as the adoption of a new plan shall be effective only if such amendment is approved by the stockholders of the Company within 12 months of the adoption of such amendment in a manner that meets the requirements for stockholder approval under such Code section and regulations.

23.  Termination of the Plan.

   The Plan and all rights of employees under any offering hereunder shall terminate at such time as the Committee, at its discretion, chooses to terminate the Plan. Upon termination of this Plan, all amounts in the Accounts of Participants shall be carried forward into the Participant's Account under a successor plan, if any, or shall be promptly refunded and certificates for all Shares credited to a Participant's Investment Account shall be forwarded to him or her.

24.  Governmental Regulations.

   (a) Anything contained in this Plan to the contrary notwithstanding, the Company shall not be obligated to sell or deliver any Share certificates under this Plan unless and until the Company is satisfied that such sale or delivery complies with (i) all applicable requirements of the governing body of the principal market in which such Shares are traded, (ii) all applicable provisions of the Securities Act of 1933, as amended, (the "Act") and the rules and regulations thereunder and (iii) all other laws or regulations by which the Company is bound or to which the Company is subject.

   (b) The Company (or an Affiliate) may make such provisions as it may deem appropriate for the withholding of any taxes or payment of any taxes which it determines it may be required to withhold or pay in connection with any Shares. The obligation of the Company to deliver certificates under this Plan is conditioned upon the satisfaction of the provisions set forth in the preceding sentence.

25.  Repurchase of Shares.

   The Company shall not be required to repurchase from any Participant any Shares which such Participant acquires under the Plan.

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PROXY                                                                     PROXY

         This Proxy is Solicited on Behalf of the Board of Directors of
                            TELETECH HOLDINGS, INC.

     The undersigned, having received Notice of Annual Meeting and Proxy Statement, hereby appoints KENNETH TUCHMAN and JAMES KAUFMAN, and each of them, proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of Common Stock of TELETECH HOLDINGS, INC. owned of record by the undersigned at the 2002 Annual Meeting of Stockholders to be held at TeleTech's headquarters located at 9197 S. Peoria Street, Englewood, Colorado 80012, on May 23, 2002 at 10:00 a.m. local time, and any adjournments or postponements thereof, in accordance with the directions marked on the reverse side hereof. The proxies, or each of them, in their or his sole discretion, are authorized to vote for the election of a person nominated to the Board of Directors if any nominee named herein becomes unable to serve or if for any reason whatsoever, another nominee is required, and the proxies, or each of them, in their or his sole discretion are further authorized to vote on other matters which may properly come before the 2002 Annual Meeting and any adjournments or postponements thereof.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxies cannot vote your shares unless you sign and return this card.

                          (Please Sign on Other Side)

--------------------------------------------------------------------------------

                                ADMISSION TICKET

                         Annual Meeting of Stockholders
                             TELETECH HOLDING, INC.

                             Thursday, May 23, 2002
                                 10:00 a.m. MST

                             TeleTech Headquarters
                             9197 S. Peoria Street
                              Englewood, CO 80112
                                  303-397-8100

                        Please date, sign and mail your
                      proxy card back as soon as possible!


             |                                                   |
            \|/ Please Detach and Mail in the Envelope Provided \|/

--------------------------------------------------------------------------------
    -------   Please mark your
A      X      votes as in this
    -------   example using dark
              ink only.

                                FOR ALL               WITHHOLD
                                NOMINEES              AUTHORITY
                                (except as            to vote for
                                indicated below)      all nominees
1.  Election of
    Directors                     [_]                    [_]

(Instruction: To withhold authority            NOMINEES:
to vote for an individual nominee,                KENNETH TUCHMAN
strike a line through the nominee's               JAMES BARLETT
name at right.)                                   ROD DAMMEYER
                                                  GEORGE HEILMEIER
                                                  MORTON MEYERSON
                                                  ALAN SILVERMAN

                    The Board of Directors recommends a vote
                   FOR all nominees and FOR Proposals 2 and 3.

                                                    FOR   AGAINST   ABSTAIN
2.  Approval of Amendment to the TeleTech           [_]     [_]       [_]
    Holdings, Inc. Amended and Restated
    1999 Stock Option Plan
                                                    FOR   AGAINST   ABSTAIN
3.  Approval of Amendment to the TeleTech           [_]     [_]       [_]
    Holdings, Inc. Employee Stock Purchase
    Plan
                                                    Yes               No
    Do you plan to attend the Annual Meeting?       [_]               [_]

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted "FOR" all of the Board of Directors' nominees and "FOR" Proposals 2 and 3.


SIGNATURE(S)_____________________________________________ DATE_________________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
      When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

--------------------------------------------------------------------------------